EXECUTION VERSION - Exhibit 10.2

RECEIVABLES FINANCING AGREEMENT
Dated as of April 10, 2025
by and among
SCRIPPS SPV, LLC,
as Borrower,
THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders and Lender Representatives,
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
THE E.W. SCRIPPS COMPANY,
as Servicer,
PNC CAPITAL MARKETS LLC,
as Structuring Agent, Joint Lead Arranger and Bookrunner,
and
KKR CAPITAL MARKETS LLC,
as Joint Lead Arranger and Bookrunner

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

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EXHIBITS
EXHIBIT A        –    Form of Loan Request
EXHIBIT B        –    Form of Reduction Notice
EXHIBIT C        –    Form of Assignment and Assumption Agreement
EXHIBIT D        –    Forms of Pool Reports
EXHIBIT E        –    Form of Compliance Certificate
EXHIBIT F        –    Closing Memorandum
EXHIBIT G    –    Forms of Tax Compliance Certificates

SCHEDULES
SCHEDULE I        –    Lenders & Commitments
SCHEDULE II    –    Account Details
SCHEDULE III    –    Notice Addresses

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This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of April 10, 2025, by and among the following parties:
(i)    SCRIPPS SPV, LLC, a Delaware limited liability company (the “Borrower”);
(ii)    the Persons from time to time party hereto as Lenders and Lender Representatives;
(iii)    PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent;
(iv)    THE E.W. SCRIPPS COMPANY (“Scripps”), an Ohio corporation, as Servicer; and
(v)    PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent.
PRELIMINARY STATEMENTS
The Borrower has acquired, and will acquire from time to time, Receivables from the Intermediate SPE pursuant to the Second Tier Transfer Agreement. The Intermediate SPE has acquired, and will acquire from time to time, Receivables from the Originators pursuant to the First Tier Transfer Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Account Control Agreement” means each agreement among the Borrower, the Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of one or more Collection Accounts that provides the Administrative Agent with “control” (within the meaning of the UCC) over such Collection Account(s) each in form and substance satisfactory to the Administrative Agent, the Class A Lender Representative and the Class B Lender Representative.
“Adjusted Net Receivables Pool Balance” means, at any time of determination, an amount equal to (a) the Net Receivables Pool Balance at such time minus (b) the Specifically Reserved Dilution Amount.
“Administrative Agent” means PNC, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed in accordance with the terms hereof.
“Administrative Agent Transition Fee” has the meaning set forth in the Fee Letter.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Adverse Claim” means any Lien, other than a Lien in favor of or assigned to the Administrative Agent (for the benefit of the Secured Parties) or any Lien created or filed against any Originator pursuant to the First Tier Transfer Agreement or the Intermediate SPE pursuant to the Second Tier Transfer Agreement; provided that any lien of the secured parties under the Scripps Credit Agreement on the Equity Interests of the Intermediate SPE shall not constitute an Adverse Claim so long as the Standstill Letter Agreement is in full force and effect and binding upon the secured parties under the Scripps Credit Agreement.

“Advertiser Obligor” means with respect to a Receivable, any Obligor that is the related advertiser under the related Contract, including, if applicable, as set forth on the related invoice.
“Advertiser Receivable” means any Receivable that has one or more Advertiser Obligors with respect thereto.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agency Obligor” means with respect to a Receivable, any Obligor that is (i) the advertising agency, agent or licensee of the related Advertiser Obligor or (ii) any other Person other than the Advertiser Obligor.
“Agency Receivable” means any Receivable that has one or more Agency Obligors with respect thereto.
“Agent Parties” has the meaning set forth in Section 12.03.
“Aggregate Class A Loan Amount” means, at any time, the aggregate outstanding Principal amount of the Class A Loans of all Class A Lenders at such time.
“Aggregate Class B Loan Amount” means, at any time, the aggregate outstanding Principal amount of the Class B Loans of all Class B Lenders at such time.
“Aggregate Interest” means, at any time, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.
“Aggregate Principal” means, at any time, the aggregate outstanding Principal of all Lenders at such time.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Borrower-Related Party is located or doing business.
“Anti-Terrorism Law” means any Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B.
“Applicable Buy-Out Lender” means the Class B Lender Representative and/or its Affiliates and Related Funds or, if the Class B Lender Representative and its Affiliates and Related Funds have affirmatively elected to not exercise its option to deliver a Committed Buy-Out Notice at the time following a Triggering Event, one or more Class B Lenders (as the case may be).
“Applicable Obligor” means (i) with respect to any Agency Receivable, the related Agency Obligor, (ii) with respect to any Advertiser Receivable, the related Advertiser Obligor and (iii) with respect to any other Receivable, the related Obligor.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption Agreement” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.06), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Attorney Costs” means, with respect to Borrower Indemnified Parties, all reasonable and documented out-of-pocket fees, costs, expenses and disbursements of (i) any one primary law firm for the Administrative Agent and any one primary law firm for the Class B Lenders and (ii) any one additional law firm or other external counsel to the Administrative Agent and any one additional law firm or other external counsel for the Class B Lenders, in each case engaged to act as local counsel in each material relevant jurisdiction.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).
“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.50%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 2.04(a) or Section 2.04(b), to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) above until the circumstances giving rise to such event no longer exist.
“Base Rate Loan” means, at any time, any Loan or any related Principal (or portion thereof) on which Interest accrues by reference to the Base Rate.
“Benchmark Replacement” has the meaning set forth in Section 2.04(d).
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest or (d) located in a Sanctioned Jurisdiction.
“Borrower” has the meaning specified in the preamble to this Agreement.
“Borrower Indemnified Amounts” has the meaning set forth in Section 11.02.
“Borrower Indemnified Party” has the meaning set forth in Section 11.02.
“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Secured Party, Class A Lender Representative or Class B Lender Representative, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include all Principal and Interest on the Loans, all Fees, the Class B Exit Fee and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest, fees, costs, charges and other obligations that accrue after the commencement of any Relief Proceeding with respect to the Borrower (in each case whether or not allowed or allowable as a claim in such proceeding).
“Borrower-Related Party” means each of the Borrower, the Intermediate SPE, the Servicer, the Performance Guarantor, the Parent, the Originators and any other Affiliate of the Parent from time to time party to any Transaction Document.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to, SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Cash Dominion Administration Account” means one or more deposit accounts at any time designated as a Cash Dominion Administration Account by the Administrative Agent.
“Change in Control” means the occurrence of any of the following:
(a)    The Originators cease to collectively own, directly, 100% of the Equity Interests of the Intermediate SPE free and clear of all Adverse Claims;
(b)    the Intermediate SPE ceases to own, directly, 100% of the Equity Interests of the Borrower free and clear of all Adverse Claims;
(c)    the Parent ceases to own, directly or indirectly, 100% of the Equity Interests of each Originator; or
(d)    (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Parent to any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Permitted Holders, of 50% or more of the outstanding Common Voting Shares and any other common stock at any time issued by the Parent, other than the Parent’s Class A Common Shares, or (iii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals who are Continuing Directors. As used herein, “Common Voting Shares” shall mean the common Equity Interests of the Parent designated as Common Voting Shares. For the avoidance of doubt, Common Voting Shares do not include the Parent’s Class A Common Shares.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“CIP Regulations” has the meaning set forth in Section 10.11.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders having Class A Exposure, and (ii) Lenders having Class B Exposure, and (b) with respect to Loans, each of the following classes of Loans: (i) Class A Loans and (ii) Class B Loans.
“Class A Borrowing Base” means, at any time, the amount equal to the lesser of (a) the Class A Facility Limit at such time and (b) the amount equal to (i) the Net Receivables Pool Balance at such time minus (ii) the Total Reserves at such time.
“Class A Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Class A Loan Amount at such time exceeds (b) the Class A Borrowing Base at such time.
“Class A Commitment” means, with respect to each Class A Lender, the commitment of a Class A Lender to make or otherwise fund any Class A Loan and “Class A Commitments” means such commitments of all Class A Lenders in the aggregate. The amount of each Class A Lender’s Class A Commitment, if any, is set forth on Schedule I or in the applicable Assignment and Assumption Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.
“Class A Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Class A Commitments, that Lender’s Class A Commitment at such time; and (b) after the termination of the Class A Commitments, the aggregate outstanding Principal amount of the Class A Loans of that Lender at such time.
“Class A Facility Limit” means $350,000,000. References to the unused portion of the Class A Facility Limit shall mean, at any time of determination, an amount equal to (x) the Class A Facility Limit at such time minus (y) the Aggregate Class A Loan Amount at such time.
“Class A Final Maturity Date” means the earliest to occur of (a) the Termination Date, (b) the Class B Final Maturity Date and (c) the date on which the revolving commitments are permanently terminated and the revolving loans are required to be fully repaid under the Scripps Credit Agreement.
“Class A Lender” means a Lender with a Class A Commitment or Class A Loan at such time.
“Class A Lender Representative” has the meaning specified in Section 13.01.
“Class A Loan” means any loan made by a Class A Lender pursuant to Section 2.01(a).
“Class A Obligations” means the Borrower Obligations in respect of the Class A Loans.
“Class A Target Funding Amount” means, on any day, an amount equal to the lesser of (x) the Class A Commitment at such time of determination and (y) the Class A Borrowing Base at such time of determination.
“Class A Undrawn Fee” has the meaning set forth in the Fee Letter.
“Class B Adjusted Pool Balance” means, at any time of determination, (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool at such time plus (b) the aggregate Outstanding Balance of all Delinquent Receivables then in the Receivables Pool that would be Eligible Receivables but solely for their status as Delinquent Receivables (and excluding any Defaulted Receivables) at such time, minus (c) the Class B Excess Concentration
“Class B Borrowing Base” means, at any time, the amount equal to the lesser of (a) an amount equal to (i) the product of (x) 87.00%, multiplied by (y) the Class B Adjusted Pool Balance at such time, minus (ii) the Aggregate Class A Loan Amount at such time and (b) an amount equal to (i) the Class B Adjusted Pool Balance at such time, minus (ii) the Class B Total Reserves at such time, minus (iii) the Aggregate Class A Loan Amount at such time.
“Class B Borrowing Base Deficit” means, at any time, the amount, if any, by which (a) the Aggregate Class B Loan Amount at such time exceeds (b) the Class B Borrowing Base at such time.

“Class B Commitment” means, with respect to each Class B Lender, the commitment of such Class B Lender to make or otherwise fund any Class B Loan and “Class B Commitments” means such commitments of all Class B Lenders in the aggregate. The amount of each Class B Lender’s Class B Commitment, if any, is set forth on Schedule I or in the applicable Assignment and Assumption Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.
“Class B Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Dilution Horizon Ratio, multiplied by (b) the sum of (x) 1.50 times the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months and (y) the Dilution Volatility Component.
“Class B Excess Concentration” means, at any time, the sum of the following amounts, without duplication:
(i)    the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is Dish Network L.L.C. or its Affiliates, at such time over (ii) an amount equal to the product of (x) 6.50%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables at such time determined (including the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is Dish Network L.L.C. or its Affiliates, at such time prior to giving effect to the calculation under this clause (i)); plus
(ii)    the excess (if any) of (i) the aggregate Outstanding Balance of all Pool Receivables which are Delinquent Receivables (but excluding any Defaulted Receivables) at such time over (ii) $25,000,000.00.
“Class B Exit Fee” has the meaning assigned thereto in the Fee Letter.
“Class B Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Class B Commitments, that Lender’s Class B Commitment at such time; and (b) after the termination of the Class B Commitments, the aggregate outstanding Principal amount of the Class B Loans of that Lender at such time.
“Class B Facility Limit” means $100,000,000. References to the unused portion of the Class B Facility Limit shall mean, at any time of determination, an amount equal to (x) the Class B Facility Limit at such time minus (y) the Aggregate Class B Loan Amount at such time.
“Class B Final Maturity Date” means the earliest to occur of (a) the Termination Date, (b) the Class A Final Maturity Date and (c) the date on which the revolving commitments are permanently terminated and the revolving loans are required to be fully repaid under the Scripps Credit Agreement.
“Class B Lender” means a Lender with a Class B Commitment or Class B Loan at such time.
“Class B Lender Representative” has the meaning specified in Section 13.02.
“Class B Loan” means any loan made by a Class B Lender pursuant to Section 2.01(a).
“Class B Loss Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) 1.50, multiplied by (b) the highest average of the Default Ratios for any three (3) consecutive Fiscal Months during the twelve (12) most recent Fiscal Months, multiplied by (c) the Loss Horizon Ratio.
“Class B Obligations” means the Borrower Obligations owed to the Class B Lenders and the Class B Lender Representative.
“Class B Remedies Conditions” shall be satisfied if:
(i)    on any Settlement Date after giving effect to the application of Collections pursuant to Section 3.01(a), any amount of Interest or Fees owing to the Class B Lenders shall remain unpaid or at any time any Class B Borrowing Base Deficit shall exist after giving effect to any applicable grace period set out in Section 9.01; or
(ii)    an Event of Default shall then be continuing for five (5) or more Business Days that arises under 9.01(g), 9.01(h), 9.01(i), 9.01(l), 9.01(m), 9.01(n), 9.01(o), 9.01(q), 9.01(t), 9.01(u), 9.01(v), 9.01(w), 9.01(x) and 9.01(y).
“Class B Undrawn Fee” has the meaning set forth in the Fee Letter.
“Class B Total Reserves” means, at any time, an amount equal to (A) the product of (a) the sum of: (i) the Class B Loss Reserve Percentage at such time plus (ii) the Class B Dilution Reserve Percentage at such time times (b) the Class B Adjusted Pool Balance at such time plus (B) Other Reserves.
“Closing Date” means April 10, 2025.
“Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“Collateral” has the meaning set forth in Section 2.07(a).
“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Borrower) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.
“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Borrower-Related Party or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Lender, such Lender’s Class A Commitments or Class B Commitments, as applicable.
“Commitment Fee Letters” means (i) that certain fee letter entered into on March 10, 2025 among the Class A Lender, the Structuring Agent and Scripps and (ii) that certain fee letter entered into on March 10, 2025 among the Class B Lender Representative and Scripps.
“Committed Buy-Out Notice” has the meaning specified in Section 9.04(a).
“Communications” has the meaning set forth in Section 12.03(d).
“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Official Body with jurisdiction to administer Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions Laws with respect to the conduct of a Covered Entity.

“Concentration Percentage” means (a) for any Group A Obligor, 20.00%, (b) for any Group B Obligor, 15.00%, (c) for any Group C Obligor, 10.00% and (d) for any Group D Obligor, 6.00%.
“Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.
“Conforming Changes” means, with respect to the use or administration of Daily 1M SOFR or the use, administration, adoption or implementation of any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of Daily 1M SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of Daily 1M SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent reasonably decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Continuing Director” shall mean, with respect to any period, any individuals (a) who were members of the board of directors or other equivalent governing body of the Parent on the first day of such period, (b) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (c) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” means (a) each Borrower-Related Party and each of its Subsidiaries, and (b) each Person that, directly or indirectly, controls a Person described in clause (a) above.
“Credit Agreement Financial Covenant” means the financial covenant set forth in Section 6.2 of the Scripps Credit Agreement as in effect on the Closing Date and without giving effect to any amendment, restatement, supplement, modification, waiver or termination thereof (unless otherwise agreed to by the Required Class A Lenders and the Required Class B Lenders).
“Credit and Collection Policy” means the Borrower-Related Parties’ customary practices, policies and procedures applicable to the origination, collection and servicing of Receivables, consistently applied, as in effect on the Closing Date and as amended, modified or otherwise supplemented after the Closing Date in accordance with the terms of this Agreement.
“Credit Party” means each Lender, the Structuring Agent and the Administrative Agent.

“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. Such rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Borrower.
“Daily Report” means a report regarding the Pool Receivables and the transactions contemplated hereby, substantially in the form of Exhibit D-3.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.
“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the aggregate Outstanding Balance of all Pool Receivables (other than any Unbilled Receivables) as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed Collections” has the meaning set forth in Section 3.01(d).
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the month that is seven (7) Fiscal Months before such Fiscal Month.
“Defaulted Receivable” means a Receivable (without duplication):
(a)    as to which any payment, or part thereof, remains unpaid for 211 or more days after the original invoice date of such Receivable;
(b)    as to which a Relief Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;
(c)    that has been written off the applicable Originator’s or the Borrower’s books as uncollectible; or

(d)    that, consistent with the Credit and Collection Policy, should be written off the applicable Originator’s or the Borrower’s books as uncollectible;
provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.
“Defaulting Lender” means, subject to Section 2.06(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.06(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 151 days or more from the original invoice date for such Receivable; provided, however, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.
“Dilution” has the meaning set forth in Section 3.01(d)(i).
“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than any Unbilled Receivables) generated by the Originators during such Fiscal Month, plus (ii) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the preceding Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month; provided that for purposes of calculating the Class B Borrowing Base (and related components), the Class B Adjusted Pool Balance shall be used to make such calculation in lieu of the Net Receivables Pool Balance in clause (b) hereof. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the

Dilution Horizon Ratio may be adjusted by the Administrative Agent (with the consent of the Class A Lender Representative and the consent of the Class B Lender Representative), in consultation with the Borrower, upon not less than five (5) Business Days’ notice to the Borrower to reflect such number of Fiscal Months as the Administrative Agent (with the consent of the Class A Lender Representative and the Class B Lender Representative) reasonably believes best reflects the business practices of the Servicer and the Originators and the actual amount of Dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.
“Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Dilution during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the prior Fiscal Month.
“Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Dilution Horizon Ratio, multiplied by (b) the sum of (x) 2.25 times the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months and (y) the Dilution Volatility Component.
“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage) and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of:
(a)    the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months and (ii) the average of the Dilution Ratios for such twelve (12) Fiscal Months; multiplied by
(b)    the quotient of (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months divided by (ii) the average of the Dilution Ratios for such twelve (12) Fiscal Months.
“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means, in each case, the lawful currency of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.06(b)(iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.06(b)(iii)).
“Eligible Foreign Obligor” means a Foreign Obligor that is organized under the laws of a country (or any political subdivision thereof) that is a member state of the Organisation for Economic Co-operation and Development (OECD).
“Eligible Receivable” means, at any time, a Pool Receivable:
(a)    the Obligor of which is: (i) a U.S. Obligor or an Eligible Foreign Obligor; (ii) not an Official Body (other than a U.S. federal, state or local Official Body); (iii) not subject to any Relief Proceeding; (iv) not a Sanctioned Person; (v) not an Affiliate of any Borrower-Related Party; (vi) not the Obligor with respect to Delinquent Receivables with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s (or its Affiliate’s) Pool Receivables; (vii) not a natural person and (viii) not a material supplier to any Originator or an Affiliate of a material supplier;
(b)    for which a Relief Proceeding shall not have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;
(c)    that is denominated and payable only in Dollars, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account located in the United States of America;
(d)    that does not have a due date which is more than 90 days after the original invoice date of such Receivable;
(e)    that (i) arises under a Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business and (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator;
(f)    that arises under a duly authorized Contract that (i) is in full force and effect, (ii) is governed by the law of the United States of America or of any State thereof, (iii) is a legal, valid and binding obligation of (A) the related Advertiser Obligor, (B) to the extent such Receivable is an Agency Receivable, the related Agency Obligor and (C) to the extent such Receivable is neither an Agency Receivable nor an Advertiser Receivable, the related Obligor, in each case as applicable, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law and (iv) the payments thereunder are free and clear of any withholding Taxes;
(g)    that has been transferred (i) by an Originator to the Intermediate SPE pursuant to the First Tier Transfer Agreement with respect to which transfer all conditions precedent under the First Tier Transfer Agreement have been met and (ii) by the Intermediate SPE to the Borrower pursuant to the Second Tier Transfer Agreement with respect to which transfer all conditions precedent under the Second Tier Transfer Agreement have been met;
(h)    that, together with the Contract related thereto, conforms in all material respects with all applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
(i)    with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Official Body or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under each Transfer Agreement have been duly obtained, effected or given and are in full force and effect;

(j)    that is not subject to any existing dispute, claim, litigation, right of rescission, set-off, counterclaim, any other defense against the applicable Originator (or any assignee of such Originator) or Adverse Claim, and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable; provided that only the portion of such Receivable subject to such dispute, claim, litigation, right of rescission, set-off, counterclaim, any other defense or Adverse Claim shall be ineligible;
(k)    that satisfies in all material respects all applicable requirements of the Credit and Collection Policy;
(l)    that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 8.02;
(m)    in which the Borrower owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable (including without any consent of the related Obligor or any Official Body), and the payments thereon or transfer thereof are free and clear of any, or increased to account for any applicable, sales taxes, or any stamp duty or similar transfer tax;
(n)    for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;
(o)    that (x) constitutes an “account” or “general intangible” (as defined in the UCC), (y) is not evidenced by instruments or chattel paper and (z) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC);
(p)    that is neither a Defaulted Receivable nor a Delinquent Receivable;
(q)    for which no Borrower-Related Party has established any offset or netting arrangements (including customer deposits and advance payments (including payments relating to unearned revenues)) with the related Obligor in connection with the ordinary course of payment of such Receivable;
(r)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by any Borrower-Related Party and the related goods or merchandise shall have been shipped and/or services performed, other than, in the case of an Eligible Unbilled Receivable, the billing or invoicing of such Receivable;
(s)    which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
(t)    which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;
(u)    for which the related Originator has recognized the related revenue on its financial books and records in accordance with GAAP;
(v)    for which neither the related Originator nor any Affiliate thereof is holding any deposits received by or on behalf of the related Obligor; provided that only the portion of such Pool Receivable in an amount equal to such deposits shall be ineligible;
(w)    that, if such Receivable is an Unbilled Receivable, is an Eligible Unbilled Receivable; and
(x)    if such Receivable is an Agency Receivable, either (i) the related Agency Obligor is liable for payment of such Receivable or (ii) all of the following criteria are satisfied: (x) the related

Advertiser Obligor is liable for payment of such Receivable, (y) the related Agency Obligor is, and has represented in writing (which shall be deemed to include Scripps’ “Advertising Terms and Conditions”) to the Originator that such Agency Obligor is authorized to incur such Receivable under the related Contract on behalf of such Advertiser Obligor and to bind such Advertiser Obligor and (z) the applicable Originator relied in good faith on such representation.
“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP at such time and (b) not more than thirty (30) days have expired since the date such Unbilled Receivable arose.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Event” means (i) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the failure of any Plan to meet the minimum funding standard applicable to the Plan for a plan year under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any member of the ERISA Group; (iii) the filing pursuant to Section 412(c) of the Code or Section 302(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the filing of a notice of intent to terminate a Plan, the treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, or the receipt by the Borrower or any member of the ERISA Group from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any Multiemployer Plan), including any cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (vii) the receipt by the Borrower, any Subsidiary or any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Plan or Multiemployer Plan is, or is expected to be, at-risk or in endangered or critical status within the meanings of Sections 430, 431, and 432 of the Code or Sections 303, 304 and 305 of ERISA, terminated or otherwise insolvent, within the meaning of Title IV of ERISA.
“ERISA Group” means, at any time, the Borrower and all trades or businesses (whether or not incorporated) which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.
“Equity Interests” shall mean, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.
“Erroneous Payment” has the meaning assigned to it in Section 10.13.
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.13.
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.13.
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.13.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any of the events described in Section 9.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 12.01.
“Excess Concentration” means the sum of the following amounts, without duplication:
(i)    the sum of the amounts calculated for each of the Applicable Obligors equal to the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables of such Applicable Obligor, over (y) the product of (A) such Applicable Obligor’s Concentration Percentage, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(ii)    the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are U.S. federal, state or local Official Bodies, over (ii) an amount equal to the product of (x) 5.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(iii)    the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, any Obligor of which is an Eligible Foreign Obligor, over (ii) the product of (x) 5.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(iv)    the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Unbilled Receivables, over (ii) the product of (x)  15.0%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.04) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.03(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Facility Limit” means the sum of the Class A Facility Limit and the Class B Facility Limit. References to the unused portion of the Facility Limit mean, at any time, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Principal at such time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).
“Final Maturity Date” means the Class A Final Maturity Date or Class B Final Maturity Date, as applicable.
“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Principal and Aggregate Interest have been paid in full, (ii) all Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Secured Parties hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.
“First Tier Transfer Agreement” means the First Tier Sale and Contribution Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Intermediate SPE, as such agreement may be amended, supplemented or otherwise modified from time to time.
“Fiscal Month” means each calendar month.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Obligor” means an Obligor that is not a U.S. Obligor.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.03, and applied on a consistent basis both as to classification of items and amounts.
“Government Official” means any officer, employee, official, representative, or any Person acting for or on behalf of any Official Body, government-owned or government-controlled association, organization, business, or enterprise, or public international organization, any political party or official thereof and any candidate for political office.
“Group A Obligor,” “Group B Obligor” or “Group C Obligor” means any Applicable Obligor (or its parent or majority owner, as applicable, if such Applicable Obligor is not rated) with:
(a)    a short-term rating of at least “A-1” (in the case of a Group A Obligor), “A-2” (in the case of a Group B Obligor) or “A-3” (in the case of a Group C Obligor), in any case, by S&P, or if such Applicable Obligor does not have a short-term rating from S&P, a rating of at least “A+” (in the case of a Group A Obligor), “BBB+” (in the case of a Group B Obligor) or “BBB-” (in the case of a Group C Obligor), in any case, or better by S&P on such Applicable Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and
(b)    a short-term rating of at least “P-1” (in the case of a Group A Obligor), “P-2” (in the case of a Group B Obligor) or “P-3” (in the case of a Group C Obligor), in any case, by Moody’s, or if such Applicable Obligor does not have a short-term rating from Moody’s, a rating of at least “A1” (in the case of a Group A Obligor), “Baa1” (in the case of a Group B Obligor) or “Baa3” (in the case of a Group C Obligor), in any case, or better by Moody’s on such Applicable Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities;
provided, however, if such Applicable Obligor is rated by only one of S&P or Moody’s, then such Applicable Obligor will be a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) if it satisfies either clause (a) or clause (b) above; provided, further, that if such Applicable Obligor (or its parent or majority owner, as applicable, if such Applicable Obligor is not rated) has split ratings from S&P and Moody’s, then such Applicable Obligor (or its parent or majority owner, as applicable) shall be deemed to have only the lower of the two ratings for the purpose of determining whether such Applicable Obligor satisfies clause (a) or (b) above. Notwithstanding the foregoing, any Applicable Obligor that is a Subsidiary of an Applicable Obligor that satisfies the definition of Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) shall be deemed to be a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) and shall be aggregated with its parent Applicable Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” unless such Subsidiary Obligor separately satisfies the definition of Group A Obligor, Group B Obligor or Group C Obligor (as the case may be), in which case such Obligor shall be separately treated as a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be), as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are also Obligors.
“Group D Obligor” means any Applicable Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Applicable Obligor is unrated) that is unrated by both Moody’s and S&P shall be a Group D Obligor.
“Guaranty” means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly. The amount of obligations under a Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Administrative Agent in good faith.
“Increased Reporting Event” has the meaning set forth in Section 7.01(c)(ii).
“Indebtedness” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of (a) borrowed money, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c)  obligations (contingent or otherwise) under any acceptance, letter of credit or similar facilities, (d) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate or currency risk management device, (e) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), (f) any Guaranty of Indebtedness of a type referred to in clauses (a) through (e) above, and (g) all obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower-Related Party under any Transaction Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.
“Independent Manager” has the meaning set forth in Section 7.03(c).
“Information” has the meaning set forth in Section 12.08.
“Initial Class A Lender” means a Class A Lender that is a party to this Agreement in the capacity of a Class A Lender as of the Closing Date.
“Initial Class B Lender” means a Class B Lender that is a party to this Agreement in the capacity of a Class B Lender as of the Closing Date.
“Intended Tax Treatment” has the meaning set forth in Section 12.11.
“Interest” means, for each Loan, the amount of interest accrued on the Principal of such Loan in accordance with this Agreement.

“Interest Period” means, with respect to any Loan, (a) before the Termination Date: (i) initially, the period commencing on (and including) the date such Loan is funded hereunder (or in the case of any Fees payable hereunder, commencing on (and including) the Closing Date) and ending on (and including) the last day of the calendar month in which such Loan was funded and (ii) thereafter, each period commencing on (and including) the first day of a calendar month and ending on (and including) the last day of such calendar month and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent or, in the absence of any such selection, each period determined pursuant to clause (a) above notwithstanding the occurrence of the Termination Date.
“Interest Rate” means, subject to Sections 2.03 and 2.04, for any day in any Interest Period for any Loan (or any portion of Principal thereof):
(a)    if no Event of Default is then continuing and the Administrative Agent has not elected (in its sole discretion) for the Interest Rate for such Loan (or all Loans) to be determined pursuant to clause (b) below, Daily 1M SOFR; or
(b)    if an Event of Default is then continuing and the Administrative Agent elects (at the direction of (A) the Required Class A Lenders in respect of the Class A Loans or (B) the Required Class B Lenders in respect of the Class B Loans) for the Interest Rate for the applicable Class of Loan (or all Loans) to be determined pursuant to this clause (b), the greater of (x) Daily 1M SOFR, and (y) the Base Rate (in either case, plus any additional margin or spread imposed pursuant to Section 2.03(e)(i)).
For the avoidance of doubt, any election by the Administrative Agent (acting at the direction of the Required Class A Lenders or the Required Class B Lenders, as applicable) pursuant to clause (b) above shall have immediate effect, and if any Loan is converted to, or deemed to be, a Base Rate Loan pursuant to the terms hereof, the Interest Rate for such Loan shall be the Base Rate as in effect from time to time (plus any additional margin or spread imposed pursuant to Section 2.03(e)(i)).
“Intermediate SPE” means Scripps SPV Midco, LLC, a Delaware limited liability company.
“Investment Company Act” means the Investment Company Act of 1940.
“IRS” means the United States Internal Revenue Service.
“KKR” means KKR Credit Advisors (US) LLC.
“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, or any settlement arrangement, by agreement, consent or otherwise, of any Official Body, foreign or domestic.
“LCR Security” means any commercial paper or security (other than equity securities issued to any Person that is a consolidated subsidiary of Parent under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Lender” means each Person that is or becomes a party to this Agreement in the capacity of a Class A Lender or a Class B Lender.
“Lender Representative” means the Class A Lender Representative and the Class B Lender Representative, as applicable.
“Lending Office” means, as to the Administrative Agent or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent.
“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“Linked Account” means any controlled disbursement account, controlled balance account or other deposit account maintained by a Collection Account Bank for any Borrower-Related Party or any Affiliate thereof and linked to any Collection Account by a zero balance account connection or other automated funding mechanism or controlled balance arrangement.
“LLC Division” means, in the event a Person is a limited liability company, (a) the division of such Person into two or more newly formed limited liability companies (whether or not such Person is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division.
“Loan” means a Class A Loan and a Class B Loan.
“Loan Request” means a letter in substantially the form of Exhibit A hereto delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 2.02(a).
“Lock-Box” means each locked postal box with respect to any Collection Account for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).
“Loss Horizon Ratio” means, at any time, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed by dividing:
(a)    the sum of (i) aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the preceding five (5) most recently ended Fiscal Months; plus (ii) the product of (x) aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the preceding sixth (6th) most recently ended Fiscal Month multiplied by (y) 0.40; by
(b)    the Net Receivables Pool Balance as of such date; provided that for purposes of calculating the Class B Borrowing Base (and related components), the Class B Adjusted Pool Balance shall be used to make such calculation in lieu of the Net Receivables Pool Balance in this clause (b).
“Loss Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) 2.25, multiplied by (b) the highest average of the Default Ratios for any three (3) consecutive Fiscal Months during the twelve (12) most recent Fiscal Months, multiplied by (c) the Loss Horizon Ratio.
“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to all Borrower-Related Parties, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:
(a)    the assets, operations, business or financial condition of such Person;
(b)    the ability of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party;
(c)    the validity or enforceability of this Agreement or any other Transaction Document;
(d)    the validity, enforceability, value or collectability of the Collateral;

(e)    the status, perfection, enforceability or priority of the Administrative Agent’s security interest in the Collateral; or
(f)    the rights and remedies of any Credit Party under the Transaction Documents or associated with its interests in the Collateral.
“Maximum Release Amount” means, on any day of determination, the positive excess, if any, of (a) the amount of Collections then on deposit in the Cash Dominion Administration Accounts over (b) the amount of Collections then required to be on deposit in the Cash Dominion Administration Accounts on such day pursuant to Section 5.03(a) (as reasonably determined by the Administrative Agent).
“Minimum Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, multiplied by (b) the Dilution Horizon Ratio.
“Monthly Report” means a report regarding the Pool Receivables and the transactions contemplated hereby, substantially in the form of Exhibit D-1.
“Monthly Settlement Date” means the eighteenth (18th) day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.
“Net Receivables Pool Balance” means, at any time: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 12.01 and (b) has been approved by the Required Class A Lenders and the Required Class B Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable, including (i) to the extent so obligated, any related advertiser or any advertising agency, agent or licensee of such advertiser or (ii) any guarantor thereof or co-obligor therewith.
“Obligor Percentage” means, at any time, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Originator” means each Person from time to time party to the First Tier Transfer Agreement as an “Originator” thereunder.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).
“Other Reserves” means, effective as of three Business Days after the Administrative Agent (at the direction of the Required Class A Lenders and Required Class B Lenders) provides the Borrower with written notice of the establishment of such reserves, such amounts as the Administrative Agent (at the direction of the Required Class A Lenders and Required Class B Lenders) may from time to time establish against the Eligible Receivables, to reflect risks or contingencies to the extent that such risks or contingencies arise as a result of or in connection with any negotiations between the Parent or any of its Affiliates with Obligors in respect of the terms of any Contracts (whether existing as of the Closing Date or thereafter), subject to the following: (a) the amount of any Other Reserves shall have a reasonable relationship to the event, condition or other matter that is the basis for the establishment of such reserve or such modification thereto and (b) no reserves shall be established or modified to the extent they are duplicative of reserves or modifications already accounted for through eligibility or other criteria; provided that no such notice shall be necessary in the event an Event of Default has occurred and is continuing.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.04).
“Outstanding Balance” means, at any time, with respect to any Receivable, the then outstanding principal balance thereof.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. Such rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
“Parent” means The E.W. Scripps Company, an Ohio corporation.
“Parent Group” has the meaning set forth in Section 7.03(c).
“Participant” has the meaning set forth in Section 12.06(d).
“Participant Register” has the meaning set forth in Section 12.06(d).
“Payment Recipient” has the meaning assigned to it in Section 10.13.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
“Percentage” means (a) with respect to all payments, computations and other matters relating to the Class A Commitment or Class A Loans of any Lender, the percentage obtained by dividing (i) the Class A Exposure of that Lender, by (ii) the aggregate Class A Exposure of all Lenders; (b) with respect to all payments, computations and other matters relating to the Class B Commitment or Class B Loans of any Lender, the percentage obtained by dividing (i) the Class B Exposure of that Lender, by (ii) the aggregate Class B Exposure of all Lenders and (c) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) an amount equal to the aggregate outstanding principal amount of the Class A Loans and Class B Loans of that Lender, by (ii) an amount equal to the aggregate outstanding principal amount of the Class A Loans and Class B Loans of all Lenders.
“Performance Guarantor” means Parent.
“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.
“Permitted Holders” shall mean all lineal descendants of Robert Paine Scripps or John Paul Scripps, or trusts for the benefit of such lineal descendants or their spouses.
“Permitted Linked Account” means the account maintained at PNC with the account number ending in 8966, and any other accounts the Borrower and the Administrative Agent may mutually designate upon from time to time.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body or other entity.
“PINACLE” means PNC’s PINACLE® credit management service and any and all services and systems provided or used in connection therewith, and any similar or replacement electronic credit administration services implemented by PNC.
“PINACLE Agreement” means a separate written agreement between Borrower and PNC regarding PINACLE, and any amendments, modifications or replacements thereof.
“Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (other than a Multiemployer Plan), and in respect of which the Borrower or any other member of the ERISA Group is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer,” as defined in Section 3(5) of ERISA.
“Platform” means PINACLE or any of Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pledge Agreement” means that certain Pledge and Guaranty Agreement, dated as of the date hereof, by the Intermediate SPE in favor of the Administrative Agent.
“PNC” has the meaning set forth in the preamble to this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Pool Report” means each Monthly Report, Weekly Report and Daily Report.
“Potential Default” means any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its main offices in Pittsburgh, Pennsylvania as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
“Principal” means, with respect to any Lender, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections or other funds of the Borrower that have been distributed to such Lender and applied as a repayment of Principal in accordance with this Agreement; provided, that if such Principal shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualifying Report” means any Daily Report certified by a Responsible Officer that satisfies each of the following conditions: (A) such Daily Report shows the calculation of the Class A Borrowing Base and the Class B Borrowing Base, (B) such Daily Report demonstrates that no Class A Borrowing Base Deficit or Class B Borrowing Base Deficit exists and (C) such Daily Report is calculated as of the close of business of the immediately preceding Business Day.
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator, Intermediate SPE (as assignee of such Originator) or the Borrower (as assignee of Intermediate SPE), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Receivables Pool” means, at any time, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Second Tier Transfer Agreement.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Reduction Notice” means a letter in substantially the form of Exhibit B hereto delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 2.02(d).
“Register” has the meaning set forth in Section 12.06(c).
“Related Fund” means, with respect to any Lender that is an investment fund or other investment vehicle, any other investment fund that invests in commercial loans and that is managed or advised by the same Person as such Lender or by an Affiliates of such Person.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Related Rights” has the meaning set forth in the applicable Transfer Agreement.
“Related Security” means, with respect to any Receivable:
(a)    all of the Borrower’s, Intermediate SPE’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all letter of credit rights, other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)    all of the Borrower’s, Intermediate SPE’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(e)    all books and records of the Borrower, Intermediate SPE and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box, Collection Account and Cash Dominion Administration Account, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);
(f)    all of the Borrower’s rights, interests and claims under each Transfer Agreement and the other Transaction Documents; and
(g)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing.
“Release” has the meaning set forth in Section 3.01(a).
“Relief Proceeding” means any case or proceeding seeking a decree or order for relief in respect of any Person or Subsidiary thereof in a voluntary or involuntary case under the Bankruptcy Code or any other Debtor Relief Law, including any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Person or Subsidiary thereof for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
“Removal Effective Date” has the meaning set forth in Section 10.06(b).
“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Corruption Law, Anti-Terrorism Law or Sanctions, or any predicate crime to any Anti-Corruption Law, Anti-Terrorism Law or Sanctions, or (b) any Covered Entity engages in a transaction that is likely to cause, or on or after the Closing Date has caused, any Person hereunder (including the Administrative Agent, the Structuring Agent, the Lenders, and any underwriter, advisor, investor, or otherwise) to be in violation of any Sanctions or Anti-Corruption Law.
“Required Class A Lenders” means, at any time of determination, for the Class of Lenders having Class A Exposure, Lenders whose Percentage (calculated in accordance with clause (a) of the definition thereof), aggregate more than 50.0%.
“Required Class B Lenders” means, at any time of determination, for the Class of Lenders having Class B Exposure, Lenders whose Percentage (calculated in accordance with clause (b) of the definition thereof), aggregate more than 50.0%.
“Required Lenders” means (a) until the Class A Exposure has been reduced to zero and all other Borrower Obligations owing to the Class A Lenders have been paid in full in cash, the Required Class A Lenders and (b) thereafter, the Required Class B Lenders. For the avoidance of doubt, the Required Lenders shall have the sole right to suspend or terminate any remedial action that the Required Lenders authorized or directed be commenced.
“Resignation Effective Date” has the meaning set forth in Section 10.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, the general counsel, the president, the chief executive officer, chief financial officer, the chief operating officer, the president, the vice president, the treasurer, the assistant treasurer or any executive officer of such Person, any other officer of such Person responsible for the administration of the obligations of such Person in respect of this Agreement and the other Transaction Documents and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof.
“Restricted Payments” has the meaning set forth in Section 7.01(r).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized statistical rating organization.
“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject or target of comprehensive U.S. Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).
“Sanctioned Person” means a Person that is (a) the subject of Sanctions; (b) identified on any sanctions-related list maintained by any Compliance Authority; (c) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (d) owned 50% or more, in the aggregate, directly or indirectly by, or controlled by, one or more Persons described in clauses (a), (b) or (c) above.
“Sanctions” means Laws relating to economic or financial sanctions, sectoral sanctions, or secondary sanctions, administered or enforced from time to time by a Compliance Authority.
“Scheduled Termination Date” means April 10, 2028.
“Scripps” has the meaning set forth in the preamble to this Agreement.
“Scripps Credit Agreement” means that certain Credit Agreement, dated as of April 10, 2025, by and among the Parent, as borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.
“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.
“Second Tier Transfer Agreement” means the Second Tier Sale and Contribution Agreement, dated as of the Closing Date, among the Servicer, the Intermediate SPE and the Borrower, as such agreement may be amended, supplemented or otherwise modified from time to time.
“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05.
“Securities Act” means the Securities Act of 1933.
“Sequential Receivable” means any Agency Receivable for which, pursuant to the related Contract, the related Agency Obligor is only obligated to remit payments with respect to such Agency Receivable to the extent it receives any amounts by or on behalf of the related Advertiser Obligor.
“Servicer” means The E.W. Scripps Company.
“Servicer Indemnified Amounts” has the meaning set forth in Section 11.03.
“Servicer Indemnified Party” has the meaning set forth in Section 11.03.
“Servicing Fee” means the fee referred to in Section 8.06(a).
“Servicing Fee Rate” means 1.00% per annum.
“Settlement Date” means (i) so long as no Event of Default has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent, Class A Lender Representative or the Class B Lender Representative (it being understood that the Administrative Agent, Class A Lender Representative or the Class B Lender Representative, as applicable, may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Floor” means a rate of interest per annum equal to 100 basis points (1.00%).
“Solvent” means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specifically Reserved Dilution Amount” means, at any time, the aggregate amount of reserves or liabilities set forth on the balance sheet and books and records of the Borrower-Related Parties related to, or in anticipation of, sales commissions payable to Marathon Ventures LLC and Playfly Sports Properties, LLC in respect to Pool Receivables, in each case, (i) recorded under GL#102000 and GL#206300 of the general ledgers of the Borrower-Related Parties, (ii) determined in accordance with the Borrower-Related Parties’ customary practices, the terms of the related Contracts, historical collection experience, the Credit and Collection Policy, reimbursement rates and GAAP and (iii) only to the extent such amounts have not been applied at such time to reduce the Outstanding Balance of the affected Pool Receivables at such time.
“Standstill Letter Agreement” means that certain letter agreement, dated as of the Closing Date, between the Administrative Agent on behalf of itself and the secured parties under the Scripps Credit Agreement relating to the Equity Interests of the Intermediate SPE.
“Statements” has the meaning set forth in Section 6.01(ee).
“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.
“Sub-Servicer” has the meaning set forth in Section 8.01(d).
“Subsidiary” means, as to any Person, any corporation, trust, partnership, limited liability company or other business entity (a) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (b)  which is Controlled or capable of being Controlled by such Person or one or more of such Person’s Subsidiaries. Solely for purposes of Section 7.01(c), “Subsidiary” shall mean any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the Parent or one or more subsidiaries of the Parent or by the Parent and one or more subsidiaries of the Parent.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the Facility Limit is terminated in whole pursuant to Section 2.02(e), (c) the date on which the “Termination Date” is declared or deemed to have occurred under Section 9.02, (d) the date on which all Commitments have been reduced to zero and (e) the date on which the revolving commitments are permanently terminated and the revolving loans are required to be fully repaid under the Scripps Credit Agreement.
“Threshold Amount” means $50,000,000.
“Total Reserves” means, at any time, an amount equal to (A) the product of (a) the sum of: (i) the Yield Reserve Percentage, plus (ii) the greater of (x) the sum of the Concentration Reserve Percentage, plus the Minimum Dilution Reserve Percentage and (y) the sum of the Loss Reserve Percentage, plus the Dilution Reserve Percentage, times (b) the Adjusted Net Receivables Pool Balance at such time plus (B) Other Reserves.
“Transaction Documents” means this Agreement, the First Tier Transfer Agreement, the Second Tier Transfer Agreement, each Account Control Agreement, each Fee Letter, the Pledge Agreement, the Performance Guaranty and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement.
“Triggering Event” has the meaning assigned thereto in Section 9.04(a).
“Transfer Agreement” means each of the First Tier Transfer Agreement and the Second Tier Transfer Agreement.
“Transfer Termination Event” means the (i) occurrence of any event or circumstance (including the occurrence of the “Sale and Contribution Termination Date” under the First Tier Transfer Agreement) that causes any Originator to cease selling or contributing Receivables to the Borrower thereunder; provided, however, that an Originator ceasing to be a party to the First Tier Transfer Agreement with the prior written consent of the Borrower and the Administrative Agent shall not constitute a Transfer Termination Event and (ii) occurrence of any event or circumstance (including the occurrence of the “Sale and Contribution Termination Date” under the Second Tier Transfer Agreement) that causes the Intermediate SPE to cease selling or contributing Receivables to the Borrower thereunder.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to any Obligor thereof.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(g)(ii)(2)(III).
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956 and the applicable rules and regulations thereunder.
“Weekly Report” means a report regarding the Pool Receivables and the transactions contemplated hereby, substantially in the form of Exhibit D-2.
“Weekly Reporting Date” means the second Business Day of each calendar week.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Borrower-Related Party and the Administrative Agent.
“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Reserve Percentage” means at any time:
1.50 x DSO x (BR + SFR)
360
where:
BR    =    the Base Rate at such time;
DSO    =    the Days’ Sales Outstanding for the most recently ended Fiscal Month; and
SFR    =    the Servicing Fee Rate.
SECTION 1.02. Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Transaction Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Transaction Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to this Agreement or any other Transaction Document, means this Agreement or such other Transaction Document, together with the schedules and exhibits hereto or thereto, as amended, modified, replaced, substituted for, superseded or restated from time to time (subject to any restrictions thereon specified in this Agreement or the other applicable Transaction Document); (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (k) section headings herein and in each other Transaction Document are included for convenience and shall not affect the interpretation of this Agreement or such Transaction Document; and (l) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.
SECTION 1.03. Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the Statements referred to in Section 6.01(ee). Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Borrower, the Required Class A Lenders or the Required Class B Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Class A Lenders and the Required Class B Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For the avoidance of doubt, this Section 1.03 and any changes in GAAP or other accounting principles contemplated by this Section shall not affect or modify any computation or determination of the Days’ Sales Outstanding, Default Ratio, Delinquency Ratio, Dilution Ratio, Total Reserves or any input to, or component of, any of the foregoing.
SECTION 1.04. Benchmark Replacement Notification; Rates. Section 2.04(d) provides a mechanism for determining an alternative rate of interest in the event that any Benchmark is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, (a) the continuation of, the administration, submission or any other matter related to any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II

TERMS OF THE LOANS
SECTION 2.01. Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Lenders of each Class shall, in accordance with Section 2.02(b), severally and not jointly, make Loans of the applicable Class to the Borrower from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Loan if any applicable condition precedent set forth in Section 5.02 is not satisfied with respect to such Loan.
SECTION 2.02. Making Loans; Repayment of Loans.
(a)Each Loan hereunder shall be made at the written request of the Borrower delivered to the Administrative Agent and each Lender in the form of a Loan Request attached hereto as Exhibit A; provided that, at any time when PNC (or an Affiliate thereof) is the Administrative Agent and the Borrower has entered into a PINACLE Agreement, then any request for a Loan made by the Borrower using PINACLE shall constitute a Loan Request. Each such Loan Request for a Loan (A) shall be made by the Borrower no later than 10:00 a.m. Eastern Time not less than three Business Days (or such shorter time as the Administrative Agent, Class A Lender Representative and Class B Lender Representative (acting in their sole and absolute discretion) may agree) prior to the date on which such Loan is requested to be made; provided that (x) any such Loan Request made after such applicable time shall be deemed to have been made on the following Business Day, (y) the Borrower may not request any Loans after the date that is ninety (90) days prior to the Scheduled Termination Date and (z) the Borrower may not request more than one Loan in any given calendar week, and (B) shall specify (x) the amount of the Loan(s) requested (which shall not be less than $1,000,000 and shall be an integral multiple of $500,000), (y) the account to which the proceeds of such Loan shall be distributed and (z) the date such requested Loan is to be made, which shall be a Business Day. If such Loan Request for a Loan is deemed to have been made on the following Business Day pursuant to the parentheticals above and such Loan Request requests a Loan to be made prior to such following Business Day, such Loan Request shall be deemed to request that such Loan be made on such following Business Day.
The initial Loan Request hereunder (x) shall be in an amount of Class A Loans equaling or exceeding the Class A Target Funding Amount and (y) notwithstanding any provision to the contrary in this Section 2.02(a) may be delivered no less than one (1) Business Day prior to the Closing Date. All Loans shall be funded as follows:
(i)first, by the Class A Lenders ratably (based on Percentages) making Class A Loans until the aggregate Principal amount of the Class A Loans equals the Class A Target Funding Amount;
(ii)second, solely to the extent that the aggregate Principal amount of the Class A Loans is equal to the Class A Target Funding Amount at such time of determination, by the Class B Lenders ratably (based on Percentages) making Class B Loans until the aggregate Principal amount of the Class B Loans equals the lesser of (x) the Class B Commitment at such time of determination and (y) the Class B Borrowing Base at such time of determination.
(b)On the date of each Loan specified in the Loan Request, each Lender shall, upon satisfaction of the applicable conditions set forth in Section 5.02 and pursuant to the other conditions set forth herein, remit to the Administrative Agent, in same day funds to the account specified by the Administrative Agent for such purpose, such Lender’s ratable share of such Loan (as determined pursuant to Section 2.02(c)) such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 5.02 and the other conditions set forth herein, fund such Loan to the Borrower on the date of such Loan; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds such Lender’s portion of such Loan on the date thereof, and such Lender shall be subject to the repayment obligation in Section 3.04(a).
(c)Each Lender’s obligation shall be several, such that the failure of any Lender to make available to the Administrative Agent or the Borrower any funds in connection with any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Lender shall be responsible for the failure of any other Lender to make funds available to the Administrative Agent or the Borrower in connection with any Loan hereunder).
(d)The Borrower shall repay in full the outstanding Principal, together with all accrued and unpaid Interest, Fees and other Borrower Obligations, on the Final Maturity Date to the Administrative Agent for the account of each Lender. Prior thereto, the Borrower shall, on each Settlement Date and within two (2) Business

Days after delivery of any Pool Report that demonstrates the existence of a Class A Borrowing Base Deficit or Class B Borrowing Base Deficit, make a prepayment of the outstanding Principal of the Class A Loans or Class B Loans, as applicable, to the Administrative Agent to be applied for the account of the applicable Lenders first to the extent required to eliminate any Class A Borrowing Base Deficit and second to the extent required to eliminate any Class B Borrowing Base Deficit. Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Principal of the Lenders to the Administrative Agent for the account of the applicable Lenders (i) on any Business Day if, at such time, (A) PNC (or an Affiliate thereof) is the Administrative Agent, (B) Borrower has entered into a PINACLE Agreement and (C) such prepayment is made with PINACLE; provided, that any such voluntary prepayment hereunder shall be applied to the Loans and Lenders (1) subject to clause (2), (x) first, to the Class B Lenders until the Aggregate Class B Loan Amount is reduced to zero and (y) second to the Class A Lenders until the Aggregate Class A Loan Amount is reduced to zero or (2) if a Termination Date is then continuing or the Class A Lender Representative or Class B Lender Representative, as applicable, so directs the Borrower, in accordance with the priority of payments set forth in Section 9.02; provided, further that any such prepayment made with PINACLE after 4:00 p.m. Eastern Time on any day shall be deemed to have been made on the next occurring Business Day, or (ii) upon same-day written notice by delivering to the Administrative Agent and each Lender a Reduction Notice in the form attached hereto as Exhibit B no later than 12:00 p.m. Eastern Time on the proposed Business Day of such prepayment (it being understood that any such request made after such time shall be deemed to have been made on the next occurring Business Day); provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000, (ii) the Borrower shall not provide any Reduction Notice or corresponding notice through PINACLE as contemplated above, and no such Reduction Notice or corresponding notice through PINACLE shall be effective, if after giving effect thereto, the Principal amount of the Class A Loans would be less than the Class A Target Funding Amount and (iii) any accrued Interest and Fees in respect of such prepaid Principal shall be paid on the immediately following Settlement Date; provided, however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Class A Borrowing Base Deficit or Class B Borrowing Base Deficit existing at such time, as applicable, to zero ($0).
(e)Commitment Termination. The Borrower may, at any time upon five Business days’ irrevocable prior written notice to the Administrative Agent, Class A Lender Representative and the Class B Lender Representative, terminate in full and permanently reduce the Facility Limit to zero ($0). The Borrower may not terminate only one of the Class A Commitments or the Class B Commitments or partially reduce the Facility Limit. In connection with any termination of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) the Aggregate Principal and (B) all other outstanding Borrower Obligations with respect to such reduction including, without duplication, any associated indemnity payments due under Section 4.02. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Principal, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any associated indemnity payments due under Section 4.02, by paying such amounts to the Lenders.
(f)Class A Final Maturity Date; Class B Final Maturity Date.
(i)    All Class A Loans and all other amounts owed hereunder with respect to the Class A Loans (and the Class A Commitments, if any) shall become due and payable on the Class A Final Maturity Date.
(ii)    All Class B Loans and all other amounts owed hereunder with respect to the Class B Loans (and the Class B Commitments, if any) shall become due and payable on the Class B Final Maturity Date.
(g)Certain Tax Matters. Each Class B Lender represents and warrants that (1) it is a U.S. Person and (2) its interests in any Class B Loan will not result in more than eighty beneficial owners at any time of the Class B Loans (or beneficial interest therein) within the meaning of Code Section 7704, taking into account the rules of U.S. Treasury Regulation Sections 1.7704-1(a)(2) and (h)(3).
SECTION 2.03. Interest and Fees.
(a)Fees. On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 3.01(a), pay certain fees (collectively, the “Fees”) in the amounts and to the applicable Lender, Structuring Agent, Administrative Agent and Class A Lender Representative on the terms and conditions set forth in each of the fee letter agreements from time to time entered into among the Borrower, the Class A Lenders, the Administrative Agent, the Structuring Agent, the Class A Lender Representative and the Class B Lenders (the “Fee Letter”); provided, however, that any Defaulting Lender’s right to receive Class A Undrawn Fees or Class B Undrawn Fees, as applicable, shall be subject to the terms of Section 2.06.
(b)Interest and Fees. The Principal of each Lender shall accrue interest on each day when such Principal remains outstanding at the then-applicable Interest Rate for such Lender’s related Loan. The Borrower shall pay all Interest and Fees accrued during each Interest Period on the first Settlement Date occurring after the end of such Interest Period in accordance with the terms and priorities for payment set forth in Section 3.01(a). For the avoidance of doubt, Interest accrued during each Interest Period shall be due and payable on the first Settlement Date after such Interest Period without regard to the availability of Collections for payment thereof.
All computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.
(c)Highest Lawful Rate. If at any time the designated rate of interest applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.
(d)Conforming Changes Relating to Daily 1M SOFR. With respect to Daily 1M SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
(e)Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Class A Lender Representative (acting at the direction of the Required Class A Lenders) in respect of the Class A Loans or the Class B Lender Representative (acting at the direct of the Required Class B Lenders) in respect of the Class B Loans, in each case, upon written demand to the Administrative Agent, which shall also be provided to the Borrower:
(i)Interest Rate. Beginning on the date on which such Event of Default occurred, the Interest Rate applicable to each Loan of the applicable Class shall be increased by 2.50% per annum;
(ii)Other Obligations. Beginning on the date on which such Event of Default occurred, each other obligation of any Borrower-Related Party hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of Base Rate plus an additional 2.50% per annum from the time such obligation becomes due and payable until the time such obligation is paid in full; and
(iii)Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 2.03(e) reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable upon demand by the Class A Lender Representative (acting at the direction of the Required Class A Lenders) in respect of the Class A Loans or the Class B Lender Representative (acting at the direct of the Required Class B Lenders) in respect of the Class B Loans or (if earlier) on the first Settlement Date occurring after such interest accrues.
SECTION 2.04. Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.
(a)Unascertainable; Increased Costs. If, at any time:

(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that Daily 1M SOFR cannot be determined pursuant to the definition thereof; or
(ii)the Required Class A Lenders or the Required Class B Lenders determine that for any reason that Daily 1M SOFR does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Lender’s Loans, and such Lenders have provided notice of such determination to the Administrative Agent.
then the Administrative Agent shall have the rights specified in Section 2.04(c).
(b)Illegality. If at any time any Lender shall have determined or any Official Body shall have asserted that the making, maintenance or funding of any Loan accruing interest by reference to Daily 1M SOFR, or the determination of or charging of interest by reference to Daily 1M SOFR has been made impracticable or unlawful, by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 2.04(c).
(c)Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 2.04(a), the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 2.04(b), such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.
Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to, renew or continue a Loan accruing interest by reference to Daily 1M SOFR shall be suspended (to the extent of the affected Interest Rate) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.
Upon a determination by the Administrative Agent under Section 2.04(a), (A) if the Borrower has previously delivered a Loan Request for an affected Loan that has not yet been made, such Loan Request shall be deemed to request a Base Rate Loan and (B) any outstanding affected Loans accruing interest by reference to Daily 1M SOFR shall automatically be converted into Base Rate Loans.
If any Lender notifies the Administrative Agent of a determination under Section 2.04(b) above, the Borrower shall, subject to the Borrower’s indemnification obligations under Section 4.02, as to any Loan of the Lender to which Daily 1M SOFR applies, on the date specified in such notice either convert such Loan to a Base Rate Loan or prepay such Loan. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to a Base Rate Loan upon such specified date.
(d)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Class A Lenders or the Required Class B Lenders.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower and the Servicer of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.04(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 2.04(d).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Daily 1M SOFR, the Borrower may revoke any pending request for a Loan bearing interest based on such rate or conversion to or continuation of Loans bearing interest based on such rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Loan or conversion to a Base Rate Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(vi)Definitions. As used in this Section 2.04(d):
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark (a) is Daily 1M SOFR, one month and (b) is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the Term SOFR Reference Rate applicable to a Loan or the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section 2.04(d).
“Benchmark” means, initially, Daily 1M SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    Daily Simple SOFR; and
(2)    the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof), or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2)

with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate or based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 2.04(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 2.04(d).
“Floor” means the SOFR Floor, as provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Daily 1M SOFR or, if no floor is specified, zero.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
SECTION 2.05. Records of Loans. Each Lender shall record in its records, the date and amount of each Loan made by such Lender hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 12.06(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Principal of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.
SECTION 2.06. Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in Section 12.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 3.01(a) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.02(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions specified in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis in the applicable Class prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in the applicable Class in accordance with the relevant Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.06(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. Notwithstanding anything to the contrary in the Fee Letter, no Lender shall be entitled to receive any Class A Undrawn Fee or Class B Undrawn Fee, as applicable, accrued for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Class A Undrawn Fee or Class B Undrawn Fee, as applicable, that otherwise would have been required to have been paid to that Defaulting Lender).
(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders in the applicable Class or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments in the applicable Class, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)Termination of Defaulting Lender. The Borrower may terminate the unused amount of the Commitment of any Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.06(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.
SECTION 2.07. Security Interest.
(a)As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Principal and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) Lock-Boxes, Collection Accounts and Cash Dominion Administration Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes, Collection Accounts and Cash Dominion Administration Accounts and amounts on deposit therein, (v) all rights of the Borrower under the Second Tier Transfer Agreement, (vi) all other personal and fixture property or assets of the Borrower of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
(b)The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

ARTICLE III

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
SECTION 3.01. Settlement Procedures.
(a)So long as the Administrative Agent has not taken exclusive dominion and control of the Collection Accounts, the Servicer shall set aside and hold in trust for the Administrative Agent, for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained or controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in consultation with the Class A Lender Representative and Class B Lender Representative), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are actually received by the Servicer or the Borrower or received in any Lock-Box or Collection Account; provided, however, that so long as the Administrative Agent has not taken exclusive control of the Collection Accounts and each of the conditions precedent set forth in Section 5.03 are satisfied on such date, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Second Tier Transfer Agreement (each such release, a “Release”); provided, however, that any Release following the Administrative Agent’s assumption of exclusive control of the Collection Accounts shall be made pursuant to Section 8.03(c). On each Settlement Date, the Servicer (so long as the Administrative Agent has not taken exclusive control of the Collection Accounts) shall distribute such Collections (or, following its assumption of exclusive control of the Collection Accounts, the Administrative Agent shall distribute all Collections then on deposit in the Cash Dominion Administration Accounts) in the following order of priority:
(i)first, (A) first, to the Administrative Agent, the amount of any Administrative Agent Transition Fees then due and owing and (B) second, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to each Servicer);
(ii)second, (A) first, to the Administrative Agent for distribution to each Class A Lender (ratably, based on the amount then due and owing), all accrued and unpaid Interest and Fees due to such Class A Lender and the Administrative Agent for the immediately preceding Interest Period, plus, if applicable, the amount of any such Interest and Fees payable for any prior Interest Period to the extent such amount has not been distributed to such Class A Lender or the Administrative Agent and (B) second, at any time that a Class A Borrowing Base Deficit exists on such date, to the Administrative Agent for distribution to the Class A Lenders (ratably by Percentages) for the payment of a portion of the outstanding Aggregate Class A Loan Amount at such time in an aggregate amount equal to the amount necessary to reduce the Class A Borrowing Base Deficit to zero ($0);
(iii)third, (A) first, to the Administrative Agent for distribution to each Class B Lender or Class B Lender Representative (ratably, based on the amount then due and owing), all accrued and unpaid Interest and Fees (including any Class B Exit Fee, if applicable) due to such Class B Lender or Class B Lender Representative for the immediately preceding Interest Period, plus, if applicable, the amount of any such Interest and Fees payable for any prior Interest Period to the extent such amount has not been distributed to such Class B Lender or Class B Lender Representative and (B) second, at any time that a Class B Borrowing Base Deficit exists on such date, to the Administrative Agent for distribution to the Class B Lenders (ratably by Percentages) for the payment of a portion of the outstanding Aggregate Class B Loan Amount at such time in an aggregate amount equal to the amount necessary to reduce the Class B Borrowing Base Deficit to zero ($0);
(iv)fourth, (A) first, to the Administrative Agent, any accrued and unpaid expenses and indemnity payments due and payable and validly incurred in accordance with Section 11.01, Section 11.02 and Section 11.03, (B) second, to each Class A Lender, any indemnity payments under Section 4.02 (including any additional amounts or indemnified amounts payable under Section 4.03 and 11.01 in respect of such payments), and (C) third, to each Class B Lender, any indemnity payments under Section 4.02 (including any additional amounts or indemnified amounts payable under Section 4.03 and 11.01 in respect of such payments);

(v)fifth, at the election of the Borrower and in accordance with Section 2.02(d), to the payment of all or any portion of the Aggregate Principal at such time, first, (1) to the Administrative Agent for distribution to the Class A Lenders (ratably by Percentages) for the payment of a portion of the outstanding Aggregate Class A Loan Amount at such time, in an aggregate amount equal to the amount elected by the Borrower in accordance with Section 2.02(d) and (2) second, to the Administrative Agent for distribution to the Class B Lenders (ratably by Percentages) for the payment of a portion of the outstanding Aggregate Class B Loan Amount at such time, in an aggregate amount equal to the amount elected by the Borrower in accordance with Section 2.02(d);
(vi)sixth, to the Administrative Agent for distribution (a) first, to the Class A Lenders (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Class A Lenders and (B) second, to the Class B Lenders (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Class B Lenders; and
(vii)seventh, the balance, if any, to be paid to the Borrower for its own account.
(b)All payments or distributions to be made by the Servicer, the Borrower and any other Person to any Credit Party (or its respective related Secured Parties), shall be paid or distributed to the Administrative Agent for further distribution to each applicable Lender in the applicable Class at such account as such Lender has designated in writing to the Administrative Agent from time to time. Each Lender, upon its receipt of any such payments or distributions, shall distribute such amounts to such Lender’s applicable related Secured Parties; provided that if the Administrative Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay each Lender in the applicable Class, and each such Lender shall pay such amounts to such Lender’s applicable related Secured Parties in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such related Person) among all such related Persons entitled to payment thereof. Notwithstanding anything to the contrary set forth in this Section 3.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 3.01 except to the extent actually received by the Administrative Agent. Each payment by the Servicer or the Borrower to the Administrative Agent for the account of any Lender or other Secured Party hereunder shall be deemed to constitute payment by the Servicer or the Borrower directly to such Lender or other Secured Party. Each Lender shall provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make the allocations, payments and distributions to the Lenders and other Secured Parties hereunder.
(c)If and to the extent the Administrative Agent or any other Secured Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Relief Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent or such other Secured Party, as the case may be, shall have a claim against the Borrower for such amount.
(d)For the purposes of this Section 3.01:
(i)if on any day the Outstanding Balance of any Pool Receivable is reduced or cancelled as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by any Borrower-Related Party or any Affiliate thereof or (C) any setoff, counterclaim or dispute between any Borrower-Related Party or any Affiliate thereof, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in an amount equal to the positive difference between (A) such Pool Receivable’s Outstanding Balance prior to such reduction and (B) its Outstanding Balance after such reduction, and the Borrower shall promptly and in any event within two (2) Business Days pay to a Collection Account or as otherwise directed by the Administrative Agent at such time, for the benefit of the Credit Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such reduction occurs prior to the Termination Date and no Event of Default or Potential Default has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such reduction and (II) an amount necessary to eliminate any Class A Borrowing Base Deficit or Class B Borrowing Base Deficit that exists at such time and (y) if such reduction occurs on or after the Termination Date or at any time when an Event of Default or Potential Default has occurred and is continuing, the sum of all deemed Collections with respect to such reduction (Collections deemed to have been received pursuant to this Section 3.01(d)(i) are hereinafter sometimes referred to as “Dilution”);
(ii)if (A) any representation or warranty in Section 6.01 is not true with respect to any Pool Receivable at the time made or (B) any Receivable included in any Pool Report as an Eligible Receivable or in any calculation of the Net Receivables Pool Balance or the Class B Adjusted Pool Balance as an Eligible Receivable fails to be an Eligible Receivable at the time of such inclusion, then, in either case, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable’s Outstanding Balance in full, and the Borrower shall within two (2) Business Days pay to a Collection Account or as otherwise directed by the Administrative Agent at such time, for the benefit of the Credit Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such breach occurs prior to the Termination Date and no Event of Default or Potential Default has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such breach and (II) an amount necessary to eliminate any Class A Borrowing Base Deficit or Class B Borrowing Base Deficit that exists at such time and (y) if such breach occurs on or after the Termination Date or at any time when an Event of Default or Potential Default has occurred and is continuing, the sum of all deemed Collections with respect to such breach (Collections deemed to have been received pursuant to Sections 3.01(d)(i) and 3.01(d)(ii), including any Dilution, are hereinafter sometimes referred to as “Deemed Collections”);
(iii)except as provided in clauses (i) or (ii) above or otherwise required by applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Obligor’s Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)if and to the extent the Administrative Agent or any other Secured Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Relief Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
SECTION 3.02. Payments and Computations, Etc. (a) All amounts to be paid by the Borrower or the Servicer to any Secured Party hereunder shall be paid no later than 12:00 p.m. (noon) Eastern Time on the day when due in same day funds to an account designated by the Administrative Agent for distribution to the applicable party to which such amounts are due. The Administrative Agent shall promptly distribute on the same Business Day to each Lender any payments received by the Administrative Agent on behalf of such Lender. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Credit Parties hereunder that the Borrower will not make such payment (including because Collections are not available therefor), the Administrative Agent may assume that the Borrower has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Credit Parties the amount due. In such event, if the Borrower has not in fact made such payment, then each Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(b)Each of the Borrower and the Servicer shall, to the extent permitted by applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.50% per annum above the Base Rate, payable on demand by the Class A Lender Representative (acting at the direction of the Required Class A Lenders) in respect of the Class A Loans or the Class B Lender Representative (acting at the direct of the Required Class B Lenders) in respect of the Class B Loans.
(c)Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

(d)No Circumvention. No Borrower-Related Party, any Lender Representative or any Lender shall willfully or knowingly take any action, or cause any other Person to take any action, that would impair or circumvent the intended priority of distributions set forth in Section 3.01(a) or the subordination provisions thereof.
SECTION 3.03. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien or any other right, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or Principal or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Principal and accrued Interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans (and related Principal) and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Principal of and accrued Interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(ii)the provisions of this Section 3.03 shall not be construed to apply to (x) any payment made by the Borrower-Related Parties pursuant to and in accordance with the express terms of the Transaction Documents (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans.
Each Borrower-Related Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower-Related Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower-Related Party in the amount of such participation.
SECTION 3.04. Administrative Agent’s Clawback.
(a)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan, that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s share included in such Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any other Secured Parties hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
ARTICLE IV

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST
SECTION 4.01. Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that upon the occurrence of any Change in Law imposing a reserve percentage on any interest rate based on SOFR, the Administrative Agent, in its reasonable discretion, may modify the calculation of each such SOFR-based interest rate to add (or otherwise account for) such reserve percentage.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower and the Servicer shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring ten (10) or more days after receipt thereof; provided, that any such certificate shall state the basis upon which such amount has been calculated .
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 4.02. Indemnity for Funding Losses. In addition to the compensation or payments required by Section 4.01 or Section 4.03, the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Request or notice relating to prepayments under Section 2.02(e) or failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan on the date or in the amount notified by the Borrower.
If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender on the first Settlement Date occurring after such notice is given.
SECTION 4.03. Taxes.
(a)[Reserved].
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower-Related Party under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower-Related Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes.
(d)Indemnification by and to the Borrower. The Borrower shall indemnify each Recipient, on the next Settlement Date occurring ten (10) or more days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Scripps shall indemnify and make-whole the Borrower for any liability of Borrower under Section 4.03 or resulting from a breach of Section 7.02(q) of this Agreement.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower-Related Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of any Borrower-Related Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.03(e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower-Related Party to an Official Body pursuant to this Section 4.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.03(g)(ii)(A), 4.03(g)(ii)(B) and 4.03(g)(ii)(D)) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Borrower (or the Person that is the Borrower’s regarded owner for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower (or the Person that is the Borrower’s regarded owner for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN if applicable); or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.03 (including by the payment of additional amounts pursuant to this Section 4.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.03(h) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.03(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.03(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 4.03 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Borrower Obligations.
SECTION 4.04. Replacement of a Lender. If any Lender requests compensation under Section 4.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 4.03 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.05, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.01 or Section 4.03) and obligations under this Agreement and the related Transaction Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.06;
(b)such Lender shall have received payment of an amount equal to the outstanding Principal of its Loans, accrued Interest thereon, accrued Fees and all other amounts payable to it hereunder and under the other Transaction Documents (including any amounts under Section 4.02) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 4.01 or payments required to be made pursuant to Section 4.03, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Law; and
(e)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 4.05. Designation of a Different Lending Office. If any Lender requests compensation under Section 4.01, or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 4.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.03, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
ARTICLE V

CONDITIONS TO EFFECTIVENESS AND LOANS
SECTION 5.01. Conditions Precedent to Effectiveness and the Initial Loan. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent Class A Lender Representative and the Class B Lender Representative shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit F hereto, in each case, in form and substance acceptable to the Administrative Agent and the Class B Lender Representative and (b) all fees and expenses payable by the Borrower on the Closing Date to any of the Credit Parties, Class A Lender Representative and the Class B Lender Representative (including their respective attorneys’ fees and expenses) shall have been paid in full in accordance with the terms of the applicable Fee Letter, the Commitment Fee Letters and other Transaction Documents.
SECTION 5.02. Conditions Precedent to All Loans. Each Loan hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)the Borrower shall have delivered to the Administrative Agent and each applicable Lender the Loan Request for such Loan, in accordance with Section 2.02(a);
(b)the Servicer shall have delivered to the Administrative Agent and each Lender all Pool Reports required to be delivered hereunder and, to the extent required, a Daily Report constituting a Qualifying Report; and
(c)on the date of such Loan the following statements shall be true and correct (and upon the occurrence of such Loan, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Loan as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)no Event of Default or Potential Default has occurred and is continuing, and no Event of Default or Potential Default would result from such Loan;
(iii)no Class A Borrowing Base Deficit or Class B Borrowing Base Deficit exists or would exist after giving effect to such Loan;
(iv)immediately after giving effect to such Loan, no Lender’s aggregate outstanding Principal will exceed such Lender’s Commitment; and
(v)the Termination Date has not occurred.
SECTION 5.03. Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)after giving effect to such Release, the Servicer shall be holding in trust for the benefit of the Secured Parties (or, if the Administrative Agent has taken exclusive control of the Collection Accounts as contemplated by Section 8.03, the Administrative Agent shall be holding in the Cash Dominion Administration Account(s)) an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees, the Exit Fees and indemnification payments under Section 4.02, in each case, through the date of such Release, (y) the amount of any Class A Borrowing Base Deficit or Class B Borrowing Base Deficit and (z) the amount of all other accrued and unpaid Borrower Obligations through the date of such Release);

(b)the Borrower shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Borrower in accordance with the terms of the Second Tier Transfer Agreement; and
(c)on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)no Event of Default or Potential Default has occurred and is continuing, and no Event of Default or Potential Default would result from such Release;
(iii)no Class A Borrowing Base Deficit or Class B Borrowing Base Deficit exists or would exist after giving effect to such Release; and
(iv)the Termination Date has not occurred.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
SECTION 6.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day that a Loan or Release shall have occurred:
(a)Organization and Good Standing. The Borrower is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority under its organizational documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(b)Due Qualification. The Borrower is duly qualified to do business as a limited liability company, is in good standing as a foreign limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization. The Borrower (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
(d)Binding Obligations. This Agreement and each of the other Transaction Documents to which the Borrower is a party has been duly authorized, validly executed and delivered by the Borrower and, when executed and delivered by each other party thereto, constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)No Conflict or Violation. The execution, delivery and performance and consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Borrower is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to a have a Material Adverse Effect.
(f)Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Borrower, threatened, against the Borrower before any Official Body and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Official Body that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of any Pool Receivable or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations would reasonably be expected to have a Material Adverse Effect.
(g)Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action would not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Official Body that are required to be obtained by the Borrower in connection with the grant of a security interest in the Collateral by the Borrower to the Administrative Agent hereunder or the due execution, delivery and performance by the Borrower of this Agreement or any other Transaction Document to which it is a party and the consummation by the Borrower of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.
(h)Margin Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).
(i)Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower is Solvent.
(j)Offices; Legal Name. The Borrower’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The office of the Borrower is located at 312 Walnut St., Suite 2800, Cincinnati OH, 45202. The legal name of the Borrower is Scripps SPV, LLC.
(k)Investment Company Act; Volcker Rule. The Borrower (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act, although other exemptions from the definition of “investment company” set forth in the Investment Company Act may also be available.
(l)No Material Adverse Effect. Since the date of formation of the Borrower there has been no Material Adverse Effect with respect to the Borrower.
(m)Accuracy of Information. All Pool Reports, Loan Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by or on behalf of the Borrower pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(n)Sanctions and Anti-Terrorism Laws. (a) No Covered Entity or any of its officers, or directors, or, to the Borrower’s knowledge, any agent, employee or Affiliate acting on behalf of such Covered Entity: (i) is a Sanctioned Person; (ii) does any business in or with, or derives any of its operating income from directly, or knowingly indirectly, investments in or transactions involving any Sanctioned Person, Sanctioned Jurisdiction or the Russian Federation in violation of Sanctions, or (iii) is in violation of, or is, directly or indirectly, taking any action that could cause any Covered Entity to be in violation of applicable Sanctions or Anti-Terrorism Laws; and (b) no Collateral is Blocked Property. No Covered Entity, or any of its directors or officers, or to the knowledge of any Borrower-related Party, any employees, agents, or Affiliates of any Covered Entity acting on behalf of such Covered Entity, is the target of any investigation involving any allegation relating to Sanctions by a Compliance Authority. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to promise and achieve compliance with applicable Sanctions and Anti-Terrorism Laws.
(o)Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to promote compliance with such Laws.
(p)Perfection Representations.
(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) security interest (to the extent it can be perfected by filing a UCC financing statement or the execution of an account control agreement) has been perfected (or will be perfected at all times on and after the Closing Date, with respect to any Account Control Agreements) and is enforceable against creditors of and purchasers from the Borrower (in the case of the Related Security, in only that portion of the Related Security in which a security interest may be perfected by the filing of a financing statement under the UCC or the execution of an account control agreement) and (B) will be free of all Adverse Claims in such Collateral.
(ii)The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(iii)The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.
(iv)All appropriate financing statements, financing statement amendments and continuation statements have been filed (or will be filed on the Closing Date) in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Security from each Originator to the Intermediate SPE pursuant to the First Tier Transfer Agreement, from the Intermediate SPE to the Borrower pursuant to the Second Tier Transfer Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement.
(v)Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Collateral. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.
(vi)Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 6.01(p) shall be continuing and remain in full force and effect until the Final Payout Date.

(q)The Lock-Boxes and Collection Accounts.
(i)Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)Ownership. Each Lock-Box and Collection Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.
(iii)Perfection. The Borrower has delivered to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.
(iv)Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the Borrower. Neither the Borrower nor the Servicer has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.
(r)Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.
(s)Compliance with Law. The Borrower has complied in all material respects with all Laws to which it or its properties may be subject.
(t)Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(u)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance and the Class B Adjusted Pool Balance as of any date is an Eligible Receivable as of such date.
(v)Taxes. The Borrower has (i) timely filed or caused to be filed all income and other material Tax returns required to be filed by it and (ii) paid, or caused to be paid, all income and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(w)Tax Status. The Borrower (i) is a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (ii) is not an association taxable as a corporation, or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. The Borrower is not subject to any Tax on a net income basis in any jurisdiction outside the United States. The Borrower is not subject to material Taxes imposed by a state or local taxing authority.
(x)Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(y)Other Transaction Documents. Each representation and warranty made by the Borrower under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(z)No Linked Accounts. Except for any Permitted Linked Account, there are no Linked Accounts with respect to any Collection Account.
(aa)Liquidity Coverage Ratio. The Borrower has not, does not and will not during this Agreement issue any LCR Security. The Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of the Parent for purposes of GAAP.
(bb)Beneficial Ownership Regulation. As of the Closing Date, the Borrower is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “legal entity customer” as defined in the Beneficial Ownership Regulation.
(cc)Plan Assets. The assets of the Borrower do not constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) and the Borrower is not subject to any applicable law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code that would be violated by the transactions contemplated by this Agreement or any other Transaction Documents.
(dd)[Reserved].
(ee)Financial Statements.
(i)Historical Statements. The Borrower-Related Parties have delivered to the Administrative Agent copies of the Parent’s audited consolidated balance sheet for and as of the end of the fiscal year ended December 31, 2024, and the related consolidated statements of operations, shareholders’ equity and cash flows (all such annual statements being collectively referred to as the “Statements”). The Statements (A) were compiled from the books and records maintained by the Parent’s management, (B) are correct and complete, (C) and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (D) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.
(ii)Financial Projections. The Borrower has delivered to the Administrative Agent a summary of projected financial statements (including, without limitation, statements of operations and cash flow together with a detailed explanation of the assumptions used in preparing such projected financial statements) of the Parent and its Subsidiaries for the period agreed between the Borrower and the Administrative Agent prior to the Closing Date derived from various assumptions of the Borrower-Related Parties’ management (the “Projections”). The Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower-Related Parties’ management, it being understood that (A) such Projections are as to future events and not to be viewed as facts, (B) such Projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower-Related Parties’ control, and (C) no assurance can be given that the Projections will be realized.
SECTION 6.02. Representations and Warranties of the Servicer. The Servicer represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day that a Loan or Release shall have occurred:
(a)Organization and Good Standing. The Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio, with the power and authority under its organizational documents and under the laws of Ohio to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization. The Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary action.
(d)Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party has been duly authorized, validly executed and delivered by the Servicer and, when executed and delivered by each other party thereto, will constitute the legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance and consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Servicer or any indenture, sale agreement, credit agreement (including the Scripps Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any applicable Law, except to the extent that under clauses (i) and (iii) any such conflict or violation could not reasonably be expected to have a Material Adverse Effect.
(f)Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Servicer’s knowledge threatened, against the Servicer before any Official Body: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or (iii) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents.
(g)Governmental Approvals. All authorizations, consents, orders and approvals of, or other actions by, any Official Body that are required to be obtained by the Servicer in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party and the consummation by the Servicer of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.
(h)Compliance with Law. The Servicer (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts, (ii) has maintained in effect all qualifications required under applicable Law in order to properly service the Pool Receivables and (iii) has complied in all material respects with all applicable Laws in connection with servicing the Pool Receivables.
(i)Accuracy of Information. All Pool Reports, Loan Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, with respect to projected financial information, if any, such representation is made only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(j)Location of Records. The offices where the Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at 312 Walnut St., Suite 2800, Cincinnati OH, 45202.
(k)Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.
(l)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance and the Class B Adjusted Pool Balance as of any date is an Eligible Receivable as of such date.
(m)Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.
(n)Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.
(o)Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party (including each Transfer Agreement) is true and correct in all material respects as of the date when made.
(p)No Material Adverse Effect. Since December 31, 2024 there has been no Material Adverse Effect on the Servicer.
(q)Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
(r)Sanctions and Anti-Terrorism Laws. (a) No Covered Entity or any of its officers of directors, or, to the Servicer’s knowledge, any agent, employee or Affiliate acting on behalf of such Covered Entity: (i) is a Sanctioned Person; or (ii) does any business in or with, or derives any of its operating income from directly, or knowingly indirectly, investments in or transactions involving any Sanctioned Person or Sanctioned Jurisdiction or the Russian Federation, or (iii) is in violation of, or is, directly or indirectly, taking any action that could cause any Covered Entity to be in violation of applicable Sanctions or Anti-Terrorism Laws; and (b) no collateral is Blocked Property. No Covered Entity, or any of its directors or officers, or to the knowledge of any Borrower-related Party, any of the employees, agents, or Affiliates of a Covered Entity acting on behalf of such Covered Entity, is the target of any investigation involving any allegation relating to Sanctions by a Compliance Authority. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions and Anti-Terrorism Laws.
(s)Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to promote compliance with such Laws.
(t)Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(u)Taxes. The Servicer has (i) timely filed or caused to be filed all Tax returns required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges, if any, other than (A) Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP or (B) to the extent that a failure to make such filings or payments could not reasonably be expected to have a Material Adverse Effect.
(v)No Linked Accounts. Except for any Permitted Linked Account, there are no Linked Accounts with respect to any Collection Account.
(w)Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(x)ERISA.
(i)Except as would not reasonably be expected to have a Material Adverse Effect, (A) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, (B) each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Plan is so qualified, or such Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, and (C) Borrower and each member of the ERISA Group have made all required contributions to each Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Plan.
(ii)Except as would not reasonably be expected to have a Material Adverse Effect, (A) no ERISA Event has occurred or is reasonably expected to occur, (B) no Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Plan’s assets, determined pursuant to the assumptions used for funding the Plan for the applicable plan year in accordance with Section 430 of the Code), (C) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than contributions in the ordinary course and premiums due and not delinquent under Section 4007 of ERISA), and (D) neither Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
(y)Financial Statements.
(i)Historical Statements. The Borrower-Related Parties have delivered to the Administrative Agent copies of the Parent’s Statements. The Statements (A) were compiled from the books and records maintained by the Parent’s management, (B) are correct and complete, (C) and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (D) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.
(ii)Financial Projections. The Borrower-Related Parties have delivered to the Administrative Agent the Projections. The Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of Borrower-Related Parties’ management, it being understood that (A) such Projections are as to future events and not to be viewed as facts, (B) such Projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower-Related Parties’ control, and (C) no assurance can be given that the Projections will be realized.
(z)Qualified Securitization Financing. The facility established by this Agreement and the other Transaction Documents constitutes a “Qualified Securitization Financing” under and as defined in the Scripps

Credit Agreement as in effect on the relevant date of determination, and such facility is permitted by the Scripps Credit Agreement.
ARTICLE VII

COVENANTS
SECTION 7.01. Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date:
(a)Payment of Principal and Interest. The Borrower shall duly and punctually pay Principal, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.
(b)Existence. The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.
(c)Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrative Agent and each Lender Representative:
(i)Annual Financial Statements of the Borrower. Promptly upon completion and in no event later than ninety (90) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2025), annual unaudited financial statements of the Borrower certified by a Responsible Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated.
(ii)Pool Reports. (A) not later than two Business Days before the related Monthly Settlement Date, (x) a Monthly Report as of the most recently completed Fiscal Month (y) a certificate from a financial officer of the Servicer certifying that the Parent and its Subsidiaries, on a consolidated basis, are solvent, (B) not later than each Weekly Reporting Date, a Weekly Report as of the last Business Day of the preceding calendar week and (C) if two consecutive Weekly Reports show a Class B Borrowing Base Deficit in excess of $4,500,000 (such event, an “Increased Reporting Event”), then the Borrower shall deliver a Daily Report on each such Business Day as the Administrative Agent (acting at the direction of the Class B Lender Representative) may request following such Increased Reporting Event, but in no event more than twice per week, to the Administrative Agent and the Lender Representatives until the earlier of (i) thirty (30) days after the delivery of the second Weekly Report evidencing the Increased Reporting Event and (ii) the date on which the Daily Reports delivered hereunder to the Administrative Agent and the Lender Representatives show no Class B Borrowing Base Deficit for fourteen (14) consecutive days.
(iii)Quarterly Financial Statements of Parent. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year of the Parent, an unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of operations and cash flows of the Parent and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year of the Parent, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Parent’s previous fiscal year.
(iv)Annual Financial Statements of Parent. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Parent, a copy of the annual audited report for such fiscal year for the Parent and its Subsidiaries, containing a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operation, stockholders’ equity and cash flows (together with all footnotes thereto) of the Parent and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit (other than an explanatory paragraph or emphasis of matter paragraph as a result of a current maturity of any Indebtedness or any potential default of a financial covenant)) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Parent and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with Public Company Accounting Oversight Board (U.S.) Standards.
(v)Compliance Certificate. Concurrently with the financial statements furnished to the Administrative Agent and to the Lenders pursuant to Sections 7.01(c)(iii) and 7.01(c)(iv), a certificate (each, a “Compliance Certificate”) of the Parent signed by the Chief Executive Officer, President or Chief Financial Officer of the Parent, in the form of Exhibit E.
(vi)Budget. No later than ninety (90) days after the end of each fiscal year, an annual budget for the current fiscal year approved by the board of directors of the Parent including, without limitation, a four-quarter projected income statement, balance sheet and statement of cash flows on a quarter-by-quarter basis.
(vii)SEC Filings and other Material Reports. Promptly upon their becoming available to the Borrower, public SEC filings and other material reports, including SEC Form 8-K, registration statements, proxies, prospectuses, financial statements and other shareholder communications, filed by the Borrower-Related Parties with the SEC (all of which may be provided by means of delivery of the applicable SEC Form or filing, and which will be deemed delivered upon (i) the posting of such information on the Parent’s website with written notice of such posting to the Administrative Agent or (ii) the making of such information available on any Platform).
(viii)[Reserved].
(ix)Quarterly Conference Calls. The Borrower shall cause the Parent to schedule, and permit any Lenders that choose to participate to attend, a quarterly conference call, to discuss the financial position and results of operations of the Parent and its Subsidiaries. This covenant may be satisfied by the Parent inviting the Lenders to any quarterly earnings conference calls of the Parent.
(x)Other Information. Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.
(d)Notices. The Borrower (or the Servicer on its behalf) will notify the Administrative Agent and each Lender Representative in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after, unless otherwise specified below) a Responsible Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)Notice of Events of Default or Potential Defaults. A statement of a Responsible Officer of the Borrower setting forth details of any Event of Default or Potential Default that has occurred and is continuing and the action which the Borrower proposes to take with respect thereto.
(ii)Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Borrower under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(iii)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to the Borrower, the Servicer, the Performance Guarantor or any Originator, which with respect to any Person other than the Borrower, could reasonably be expected to have a Material Adverse Effect.
(iv)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the

Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(v)Name/Organization Changes. At least thirty (30) days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.
(vi)Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Borrower-Related Party, (B) any accounting policy of the Borrower or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
(vii)Transfer Termination Event. The occurrence of any Transfer Termination Event.
(viii)Material Adverse Effect. Promptly after the occurrence thereof, notice of any Material Adverse Effect with respect to the Borrower, the Servicer, the Performance Guarantor or any Originator.
(ix)ERISA Event. Immediately upon the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, notice in writing setting forth the details thereof and the action which the Borrower-Related Parties propose to take with respect thereto.
(e)Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(f)Compliance with Laws. The Borrower will comply with all applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(g)Furnishing of Information and Inspection of Receivables. The Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Lender Representatives from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Lender may reasonably request. The Borrower will, at the Borrower’s expense, during regular business hours with prior written notice (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Borrower for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Borrower’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Collateral; provided, that the Borrower shall be required to reimburse the Administrative Agent (or the applicable Lenders) for only two (2) such reviews pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing. At any time prior to an Event of Default, each of the Class A Lender Representative and the Class B Lender Representative shall each be entitled to direct the Administrative Agent to conduct one review in any twelve-month period permitted hereunder and each of the Administrative Agent, Class A Lender Representative and Class B Lender Representative shall be entitled to attend each review conducted hereunder whether or not requested by such Class A Lender Representative or Class B Lender Representative and, at any time after an Event of Default, the Class A Lender Representative and the Class B Lender Representative shall each be entitled to direct the Administrative Agent to conduct additional reviews. Each of the Class A Lender Representative and the Class B Lender Representative agree to consult with one another prior to directing such review to coordinate such review to facilitate attendance by the other Lender Representative and coordination of audit activities.
(h)Payments on Receivables, Collection Accounts. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Borrower (or the Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. The Borrower shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Borrower will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds. The Borrower shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Borrower shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent, Class A Lender Representative and the Class B Lender Representative. The Borrower shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Borrower.
(i)Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof.
(j)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the Borrower will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(k)Change in Credit and Collection Policy. The Borrower will not amend the Credit and Collection Policy in a manner that is adverse in any material respect to the collectability of the Pool Receivables, changes in any material respect the assessment of the credit worthiness of any existing Obligor or new Obligor or decreases in any material respect the credit quality of any newly created Receivables without the prior written consent of the Administrative Agent, Class A Lender Representative and the Class B Lender Representative.
(l)Fundamental Changes. The Borrower shall not, without the prior written consent of the Administrative Agent, the Required Class A Lenders and the Required Class B Lenders, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (ii) undertake any LLC Division or any other division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Law or (iii) to be directly owned by any Person other than an Originator. The Borrower shall not, without the prior written consent of the Administrative Agent, the Required Class A Lenders and the Required Class B Lenders, make any change in the Borrower’s name, identity, corporate structure or location or make any other change in the Borrower’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC.

(m)Books and Records. The Borrower shall maintain and implement (it being understood that cause the Servicer may maintain and implement on the Borrower’s behalf) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(n)Identifying of Records. The Borrower shall: (i) identify (it being understood that the Servicer may identify on the Borrower’s behalf) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator so to identify its master data processing records with such a legend.
(o)Change in Payment Instructions to Obligors. The Borrower shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent, Class A Lender Representative and the Class B Lender Representative shall have consented to such change in writing.
(p)Security Interest, Etc. The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent, Class A Lender Representative and the Class B Lender Representative.
(q)Certain Agreements. Without the prior written consent of the Administrative Agent, the Required Class A Lenders and the Required Class B Lenders, the Borrower will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the Borrower’s certificate of formation and limited liability company agreement).
(r)Restricted Payments. The Borrower will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Indebtedness, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”) other than (x) Restricted Payments with amounts available to the Borrower pursuant to Section 3.01(a)(vii) or (y) with the proceeds of the Loans on the Closing Date.

(s)Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Indebtedness of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or (iii) form any Subsidiary or make any investments in any other Person.
(t)Use of Collections Available to the Borrower. The Borrower shall apply Collections available to the Borrower to make payments in accordance with Section 3.01(a) or as otherwise permitted under the terms of this Agreement.
(u)Further Assurances; Change in Name or Jurisdiction of Origination, etc.(i) The Borrower hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Borrower hereby authorizes, and will, upon the request of the Administrative Agent, at the Borrower’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(i)The Borrower authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
(ii)The Borrower shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.
(iii)The Borrower will not change its name, location, identity or corporate structure unless (x) the Administrative Agent has consented thereto in writing, (y) the Borrower, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation) and (z) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.
(v)Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. The Borrower shall:
(i)(A) promptly, but in no event later than five (5) Business Days following the occurrence of any Reportable Compliance Event, notify each Credit Party in writing upon the occurrence of such Reportable Compliance Event; (B) immediately provide substitute Collateral to the Administrative Agent if, at any time, any Collateral becomes Blocked Property; and (C) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions by each Covered Entity, and its directors and officers, and any employee, agent or Affiliate acting on behalf of such Covered Entity in connection with this Agreement;
(ii)not, and not permit any of its Subsidiaries to, do any of the following, nor permit its or their respective directors, officers, employees or agents acting, in their capacity as such an employee or agent, on its or their behalf in connection with this Agreement to: (A) become a Sanctioned Person; (B) directly or knowingly indirectly, provide, use, or make available the proceeds of any Loan hereunder (w) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (x) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction or the Russian Federation, (y) in any manner that could result in a violation by any Person of Anti-Corruption Law, Anti-Terrorism Law, or Sanctions (including any Credit Party, underwriter, advisor, investor, or otherwise) or (z) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Terrorism Law or Sanctions; (C) repay any Loan with Blocked Property or funds derived from any unlawful activity; or (D) permit any Collateral to become Blocked Property; and
(iii)not directly or knowingly indirectly provide, use, or make available the proceeds of any Loan hereunder to any of such Borrower-Related Party’s Subsidiaries that is not a Borrower-Related Party.
(w)[Reserved].
(x)Taxes. The Borrower will (i) timely file all income and other material Tax returns required to be filed by it and (ii) pay, or cause to be paid, all income and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(y)Borrower’s Tax Status. The Borrower will not become (i) treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person, (ii) an association taxable as a corporation, or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, (iii) subject to any Tax on a net income basis in any jurisdiction outside the United States or (iv) subject to any material Tax imposed by a state or local taxing authority.
(z)[Reserved].
(aa)Liquidity Coverage Ratio. The Borrower shall not issue any LCR Security.
(bb)Beneficial Ownership Regulation and Other Additional Information. The Borrower shall provide to the Administrative Agent and the Lenders: (i) promptly following any change that would result in a change to the status as excluded from the definition of “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall execute and deliver to the Administrative Agent and the Lenders a certification of the Borrower as to its beneficial owner(s) complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Administrative Agent and the Lenders; and (ii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including the USA PATRIOT Act and other “know your customer” and Anti-Terrorism Laws), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.
(cc)Linked Accounts. Except for any Permitted Linked Account, the Borrower shall not permit any Linked Account to exist with respect to any Collection Account; provided, however, that at any time during the continuance of an Event of Default, the Borrower shall, if so instructed by the Administrative Agent, the Class A Lender Representative or the Class B Lender Representative (in each case, acting in its sole discretion), cause each Permitted Linked Account to cease being a “Linked Account” promptly, but not later than two (2) Business Days following the Borrower’s or the Servicer’s receipt of such instruction.
SECTION 7.02. Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:
(a)Existence. The Servicer shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the State of Ohio. The Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent and each Lender Representative each of the financial statements, certifications, reports (including Pool Reports), filings and other documents and information required to be delivered by the Borrower pursuant to Section 7.01(c) when due to be delivered by the Borrower thereunder.
(c)Notices. The Servicer will notify the Administrative Agent and each Lender Representative in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after, unless otherwise specified below) a Responsible Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)Notice of Events of Default or Potential Defaults. A statement of a Responsible Officer of the Servicer setting forth details of any Event of Default or Potential Default that has occurred and is continuing and the action which the Servicer proposes to take with respect thereto.
(ii)Representations and Warranties. The failure of any representation or warranty made or deemed made by the Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(iii)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect.
(iv)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(v)Name/Organization Changes. At least thirty (30) days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.
(vi)Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Borrower-Related Party, (B) any accounting policy of the Borrower or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
(vii)Transfer Termination Event. The occurrence of any Transfer Termination Event.
(viii)Material Adverse Effect. Promptly after the occurrence thereof, notice of any Material Adverse Effect with respect to the Borrower, the Servicer, the Performance Guarantor or any Originator.
(ix)ERISA Event. Immediately upon the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, notice in writing setting forth the details thereof and the action which the Borrower-Related Parties propose to take with respect thereto.
(d)Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
(e)Compliance with Laws. The Servicer will comply with all applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f)Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Lender Representative from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Lender may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Servicer shall be required to reimburse the Administrative Agent (or the applicable Lenders) for only two (2) such reviews pursuant to clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing. At any time prior to an Event of Default, each of the Class A Lender Representative and the Class B Lender Representative shall each be entitled to direct the Administrative Agent to conduct one review in any twelve-month period permitted hereunder and each of the Administrative Agent, Class A Lender Representative and Class B Lender Representative shall be entitled to attend each review conducted hereunder whether or not requested by such Class A Lender Representative or Class B Lender Representative and, at any time after an Event of Default, the Class A Lender Representative and the Class B Lender Representative shall each be entitled to direct the Administrative Agent to conduct additional reviews. Each of the Class A Lender Representative and the Class B Lender Representative agree to consult with one another prior to directing such review to coordinate such review to facilitate attendance by the other Lender Representative and coordination of audit activities.
(g)Payments on Receivables, Collection Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Day after receipt) remit such funds into a Collection Account. The Servicer will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. The Servicer shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer will not, and will not permit the Borrower, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds. The Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent, Class A Lender Representative and the Class B Lender Representative. The Servicer shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Borrower.
(h)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i)Change in Credit and Collection Policy. The Servicer will not amend the Credit and Collection Policy in a manner that is adverse in any material respect to the collectability of the Pool Receivables, changes in any material respect the assessment of the credit worthiness of any existing Obligor or new Obligor or decreases in any material respect the credit quality of any newly created Receivables without the prior written consent of the Administrative Agent, the Class A Lender Representative and the Class B Lender Representative.
(j)Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(k)Identifying of Records. The Servicer shall cause its master data processing records relating to Pool Receivables and related Contracts to clearly and unambiguously indicate that the Pool Receivables have been sold or contributed by the Originators to the Borrower and pledged by the Borrower pursuant this Agreement.
(l)Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent, Class A Lender Representative and the Class B Lender Representative shall have consented to such change in writing.
(m)Security Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent, Class A Lender Representative and the Class B Lender Representative.
(n)Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(o)Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. The Servicer shall, and shall cause each other Covered Entity to:
(i)(A) promptly, but in no event later than five (5) Business Days following the occurrence of any Reportable Compliance Event, notify each Credit Party in writing upon the occurrence of such Reportable Compliance Event; (B) immediately provide substitute Collateral to the Administrative Agent if, at any time, any Collateral becomes Blocked Property; and (C) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions by each Covered Entity, and its directors and officers, and any employee, agent or Affiliate acting on behalf of such Covered Entity in connection with this Agreement;
(ii)not, and not permit any of its Subsidiaries to, do any of the following, nor permit its or their respective directors, officers, employees or agents acting, in their capacity as such an employee or agent, on its or their behalf in connection with this Agreement to: (A) become a Sanctioned Person; (B) directly or knowingly indirectly, provide, use, or make available the proceeds of any Loan hereunder (w) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (x) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction or the Russian Federation, (y) in any manner that could result in a violation by any Person of Anti-Corruption Law, Anti-Terrorism, or Sanctions (including any Credit Party, underwriter, advisor, investor, or otherwise) or (z) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Terrorism Law or Sanctions; (C) repay any Loan with Blocked Property or funds derived from any unlawful activity; or (D) permit any Collateral to become Blocked Property; and
(iii)not directly or knowingly indirectly provide, use, or make available the proceeds of any Loan hereunder to any of such Borrower-Related Party’s Subsidiaries that is not a Borrower-Related Party.
(p)Taxes. The Servicer will (i) timely file all income and other material Tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all income and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(q)Borrower’s Tax Status. The Servicer shall ensure the Borrower not become (i) treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person, (ii) an association taxable as a corporation, or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, (iii) subject to any Tax on a net income basis in any jurisdiction outside the United States or (iv) subject to any material Tax imposed by a state or local taxing authority.
(r)Linked Accounts. Except for any Permitted Linked Account, the Servicer shall not permit any Linked Account to exist with respect to any Collection Account; provided, however, that at any time during the continuance of an Event of Default, the Servicer shall, if so instructed by the Administrative Agent, the Class A Lender Representative or the Class B Lender Representative (in each case, acting in its sole discretion), cause each Permitted Linked Account to cease being a “Linked Account” promptly, but not later than two (2) Business Days following the Borrower’s or the Servicer’s receipt of such instruction.
SECTION 7.03. Separate Existence of the Borrower and the Intermediate SPE and the Originators. Each of the Borrower and the Servicer hereby acknowledges that the Credit Parties are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s and the Intermediate SPE’s identity as a legal entity separate from each other Borrower-Related Party and their Affiliates. Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by any Credit Party to continue the Borrower’s and Intermediate SPE’s identities as a separate legal entity and to make it apparent to third Persons that the Borrower and Intermediate SPE are entities with assets and liabilities distinct from those of each other Borrower-Related Party and any other Person, and are not a division of any other Borrower-Related Party or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer shall take such actions as shall be required in order that:
(a)Special Purpose Entity. The Borrower and the Intermediate SPE will be special purpose entities whose primary activities are restricted in their limited liability company agreements to: (i) purchasing or otherwise acquiring from the Originators (in the case of the Intermediate SPE) or from the Intermediate SPE (in the case of the Borrower), owning, holding, collecting, granting security interests or selling interests in the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities. At all times since its formation, each of the Borrower and the Intermediate SPE:
(i)has held and shall hold itself out to the public as a legal entity separate and distinct from any other Person;
(ii)has conducted and shall conduct its business solely in its own name;
(iii)has corrected and shall correct any known misunderstanding regarding its separate identity;
(iv)has not and shall not identify itself or any of its affiliates as a division or department of any other Person;
(v)has held and shall hold all of its assets solely in its own name;
(vi)has not commingled and will not commingle its assets with those of any other Person, including its member, directors or officers;
(vii)has maintained and shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person;
(viii)has not and shall not list its assets as assets on the financial statement of any other Person, provided, however, the special purpose entity’s assets may be included in a consolidated financial statement of its affiliate provided that (A) appropriate notation shall be made on such consolidated financial statement to indicate the separateness of the special purpose entity from such affiliate and to indicate that the special purpose entity’s assets and credit are not available to satisfy the debts and other obligations of such affiliate or any other Person and (B) such assets shall also be listed on the special purpose entity’s own separate balance sheet;
(ix)has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations;
(x)has paid and shall pay the salaries of its own employees, if any, solely from its own funds;
(xi)has not held itself out and will not hold itself out as having agreed to pay indebtedness incurred by any Person;
(xii)has not guaranteed and will not guarantee or become obligated for the debts or obligations of any other Person, and has not held and will not hold itself out as being responsible for the debts or obligations of any other Person;
(xiii)not held out the assets or credit of any other Person or any affiliate and will not hold out the assets or credit of any other Person or any affiliate as being available to satisfy any of its debts or obligations;

(xiv)has allocated and shall allocate fairly and reasonably shared expenses with its affiliates (including, without limitation, shared office space);
(xv)has used and shall use separate stationery, invoices and checks bearing its own name;
(xvi)has not maintained and shall not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xvii)has not pledged and shall not pledge its assets or credit for the benefit of any other Person;
(xviii)has filed and shall file its own tax return separate from those of any other Person, except to the extent that the special purpose entity is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and has paid and shall pay any taxes required to be paid under applicable law solely from its own funds;
(xix)has not acquired and shall not acquire obligations or securities of its managers, members or affiliates, as applicable; and
(xx)has not entered into and shall not enter into a contract, agreement or transaction with any member, manager, guarantor or affiliate of the special purpose entity or any member, manager, guarantor or affiliate thereof, except in the ordinary course of business and on terms which are intrinsically fair, commercially reasonable and substantially similar to those of an arm’s-length transaction with an unrelated third party.
(b)No Other Business or Indebtedness. The Borrower and the Intermediate SPE shall not (i) engage in any business or activity except as set forth in this Agreement or (ii) incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.
(c)Independent Manager. Not fewer than one member of the Borrower’s and the Intermediate SPE’s respective board of directors (the “Independent Manager”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than (a) his or her service as an Independent Manager of the Borrower or the Intermediate SPE (b) or an independent manager of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than (a) his or her service as an Independent Manager of the Borrower or the Intermediate SPE or (b) an independent manager of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an Independent Manager for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Parent Group” means (i) each Borrower-Related Party, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse.
The Borrower and the Intermediate SPE shall (A) give written notice to the Administrative Agent Class A Lender Representative and the Class B Lender Representative of the election or appointment, or proposed election or appointment, of a new Independent Manager of the Borrower or the Intermediate SPE, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Manager, or the failure of such Independent Manager to satisfy the criteria for an Independent Manager set forth in this clause (c), in which case the Borrower or the Intermediate SPE shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent, Class A Lender Representative and the Class B Lender Representative that the Independent Manager satisfies the criteria for an Independent Manager set forth in this clause (c).
The Borrower’s and the Intermediate SPE’s respective limited liability company agreement shall provide that: (A) the Borrower’s and the Intermediate SPE’s members shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower or the Intermediate SPE unless the Independent Manager shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Manager cannot be amended without the prior written consent of the Independent Manager.
The Independent Manager shall not at any time serve as a trustee in bankruptcy for any Borrower-Related Party or any of their respective Affiliates.
(d)Organizational Documents. The Borrower, the Intermediate SPE and the Originators shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including Section 7.01(p).
(e)Conduct of Business. The Borrower, the Intermediate SPE and the Originators shall conduct their affairs strictly in accordance with their organizational documents and observe all necessary, appropriate and customary company formalities, including holding all regular and special members’ and board of directors’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of their meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including payroll and intercompany transaction accounts. The Originators shall not be involved in the day to day management of the Intermediate SPE and the Borrower.
(f)Compensation. Any employee, consultant or agent of the Borrower, the Intermediate SPE and the Originators will be compensated from the Borrower’s, the Intermediate SPE’s and the Originators’ funds for services provided to the Borrower, the Intermediate SPE, or the Originators and to the extent that the Borrower, the Intermediate SPE or the Originators share the same officers or other employees as the Servicer (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Borrower, the Intermediate SPE and the Originators will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.
(g)Servicing and Costs. The Borrower and the Intermediate SPE will contract with the Servicer to perform for the Borrower and the Intermediate SPE all operations required on a daily basis to service the Receivables Pool. The Borrower and the Intermediate SPE will not incur any indirect or overhead expenses for items shared with the Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Borrower (or any Affiliate thereof) or the Intermediate SPE (or any Affiliate thereof) share items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.

(h)Operating Expenses. The Borrower’s, the Intermediate SPE’s and the Originators’ operating expenses will not be paid by any Borrower-Related Party or any Affiliate thereof.
(i)Stationery. The Borrower, the Intermediate SPE and the Originators will have their own separate stationery.
(j)Books and Records. The Borrower’s, the Intermediate SPE’s respective books and records will be maintained separately from those of any other Borrower-Related Party and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Borrower, the Intermediate SPE and the Originators.
(k)Disclosure of Transactions. All financial statements of any Borrower-Related Party or any Affiliate thereof that are consolidated to include the Borrower, the Intermediate SPE and the Originators will disclose that (i) the Borrower’s and the Intermediate SPE’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the Borrower, the Intermediate SPE and the Originators are separate legal entities with their own separate creditors who will be entitled, upon their liquidation, to be satisfied out of the Borrower’s, the Intermediate SPE’s and the Originators’ assets prior to any assets or value in the Borrower, the Intermediate SPE or the Originators becoming available to the Borrower’s equity holders, the Intermediate SPE’s equity holders or the Originators’ equity holders and (iii) the assets of the Borrower, the Intermediate SPE and the Originators are not available to pay creditors of any other Borrower-Related Party or any Affiliate thereof. The Originators will not act as an agent for the Intermediate SPE or the Borrower.
(l)Segregation of Assets. The Borrower’s, the Intermediate SPE’s and the Originators’ assets will be maintained in a manner that facilitates their identification and segregation from those of any other Borrower-Related Party or any Affiliates thereof.
(m)Corporate Formalities. The Borrower, the Intermediate SPE and the Originators will strictly observe limited liability company or corporate formalities, as applicable, in their dealings with any other Borrower-Related Party or any Affiliates thereof, and funds or other assets of the Borrower, the Intermediate SPE or the Originators will not be commingled with those of any other Borrower-Related Party or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. Neither the Borrower, the Intermediate SPE nor the Originators shall maintain joint bank accounts or other depository accounts to which any other Borrower-Related Party or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Originators shall not conduct any business in the name of either the Intermediate SPE or the Borrower. Each Originator shall identify and hold itself out as a separate and distinct entity from the Intermediate SPE and the Borrower, and shall correct any known misunderstanding respecting its separate identity from the Intermediate SPE and the Borrower. The Originators shall not pay the liabilities of the Intermediate SPE or the Borrower. The Originators shall also not acquire the obligations of the Intermediate SPE or the Borrower. The Borrower, the Intermediate SPE or the Originators are not named, and have not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of any other Borrower-Related Party or other Affiliates thereof. The Borrower, the Intermediate SPE or the Originators will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such Affiliate, the Intermediate SPE and such Affiliate, and the Originators and such Affiliates.
(n)Arm’s-Length Relationships. The Borrower, the Intermediate SPE and the Originators will maintain arm’s-length relationships with any other Borrower-Related Party and any Affiliates thereof. Any Originator will not enter into, or be a party to, any transaction with the Intermediate SPE or the Borrower, except in the ordinary course of business and on terms which are intrinsically fair and not less favorable to it than it would be obtained in a comparable arm’s-length transaction with an unrelated third party. Any Person that renders or otherwise furnishes services to the Borrower, the Intermediate SPE and the Originators will be compensated by the Borrower, the Intermediate SPE or the Originators at market rates for such services it renders or otherwise furnishes to the Borrower, the Intermediate SPE or the Originators. Neither the Borrower, the Intermediate SPE nor the Originators on the one hand, nor any other Borrower-Related Party or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Borrower-Related Parties and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.
(o)Allocation of Overhead. To the extent that the Borrower, the Intermediate SPE, or the Originators, on the one hand, and any other Borrower-Related Party or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower, the Intermediate SPE or the Originators shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.
ARTICLE VIII

ADMINISTRATION AND COLLECTION
OF RECEIVABLES
SECTION 8.01. Appointment of the Servicer.
(a)The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 8.01. Until the Administrative Agent gives notice to Scripps (in accordance with this Section 8.01) of the designation of a new Servicer, Scripps is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Required Lenders) and shall (at the direction of the Required Lenders) designate as Servicer any Person (including itself) to succeed Scripps or any successor Servicer, on such terms and conditions as the Administrative Agent may agree in its discretion.
(b)Upon the designation of a successor Servicer as set forth in clause (a) above, Scripps agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Scripps shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
(c)Scripps acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Lender have relied on Scripps’ agreement to act as Servicer hereunder. Accordingly, Scripps agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent, the Required Class A Lenders and Required Class B Lenders.
(d)The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent and each Lender shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of Scripps, the Administrative Agent, the Required Class A Lenders and Required Class B Lenders shall have consented in writing in advance to such delegation.
SECTION 8.02. Duties of the Servicer.
(a)The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Credit Party, the amount of Collections it or its Affiliates actually receive to which each such Credit Party is entitled in accordance with Article III hereof. The Servicer may, in accordance with the Credit and

Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or as expressly required under applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent (acting at the direction of the Required Class A Lenders and Required Class B Lenders). The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Credit Party), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent (with the consent of the Required Class A Lenders and Required Class B Lenders) may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.
(b)The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Borrower the collections of any indebtedness that is not a Pool Receivable, less, if Scripps or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Scripps or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(c)The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
SECTION 8.03. Collection Account Arrangements.
(a)At any time, upon five (5) Business Days’ prior written notice to the Borrower, the Administrative Agent may (with the consent of, or at the direction of, the Required Class A Lenders or Required Class B Lenders, as applicable) give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (i) to have the exclusive dominion and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (ii) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (iii) to take any or all other actions permitted under the applicable Account Control Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent (acting at the direction of the Required Class A Lenders or Required Class B Lenders, as applicable) may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.
(b)Upon request of the Administrative Agent, the Borrower and the Servicer shall cooperate with the Administrative Agent and shall take such actions reasonably requested by the Administrative Agent (including the provision of “know your customer” information and completion, execution and delivery of one or more customary account-opening agreements and account control agreements in favor of the Administrative Agent) to cause one or more Cash Dominion Administration Accounts to be established at PNC or another commercial bank designated by the Administrative Agent (with the consent of the Required Class A Lenders and the Required Class B Lenders). The Administrative Agent shall have exclusive dominion and control (for the benefit of the Secured Parties) over each Cash Dominion Administration Account and the funds deposited therein, and none of the

Borrower-Related Parties or their Affiliates shall have any rights to access or direct the disposition of any funds therein. Funds on deposit in the Cash Dominion Administration Accounts may be applied by the Administrative Agent for the repayment of the Borrower Obligations in accordance with the priority of payments set forth in Section 3.01(a) or Section 9.02(d), as applicable. Amounts, if any, on deposit in the Cash Dominion Administration Accounts on the Final Payout Date (after payment of all Borrower Obligations) shall be remitted by the Administrative Agent to the Borrower.
(c)If the Administrative Agent has assumed exclusive control of the Collection Accounts, then in order for the Borrower to obtain a Release on any Business Day, the Borrower (or the Servicer on its behalf) shall submit to the Administrative Agent and each Lender Representative a Daily Report constituting a Qualifying Report on such Business Day; provided that neither the Borrower nor the Servicer shall request any such Release if the conditions precedent to Releases specified in Section 5.03 are not satisfied. Upon receipt of such a Daily Report following the Administrative Agent’s assumption of exclusive control of the Collection Accounts, the Administrative Agent shall promptly review such Daily Report to determine if such Daily Report constitutes a Qualifying Report; provided that any Daily Report delivered after noon Eastern Time on any Business Day shall be deemed to have been delivered on the following Business Day. On any Business Day, if the Administrative Agent determines that such Daily Report constitutes a Qualifying Report and (x) all conditions precedent to Releases specified in Section 5.03 are satisfied (as reasonably determined by the Administrative Agent, Class A Lender Representative and the Class B Lender Representative) and (y) the Borrower and the Servicer have delivered all information reasonably requested by the Administrative Agent, Class A Lender Representative or the Class B Lender Representative in connection with such Qualifying Report, the Administrative Agent shall release to the Borrower from Collections on deposit in the Cash Dominion Administration Accounts an amount equal to the Maximum Release Amount on such day. The proceeds of each Release shall be applied by the Borrower in accordance with Section 5.03(b). The Borrower shall notify the Administrative Agent, Class A Lender Representative and the Class B Lender Representative if any of the conditions for a Release set forth in Section 5.03 are not satisfied on such day.
SECTION 8.04. Enforcement Rights.
(a)At any time following the occurrence and during the continuation of an Event of Default:
(i)the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;
(ii)the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be; provided, that if the Borrower or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;
(iii)the Administrative Agent may (or if so directed by the Class A Lender Representative or Class B Lender Representative, shall) request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;
(iv)the Administrative Agent may (or if so directed by the Required Class A Lenders or Required Class B Lenders, shall) notify the Collection Account Banks that the Borrower and the Servicer will no longer have any access to the Collection Accounts;

(v)the Administrative Agent may (or, at the direction of the Required Lenders shall) replace the Person then acting as Servicer; and
(vi)the Administrative Agent may collect any amounts due from an Originator under the First Tier Transfer Agreement, the Intermediate SPE under the Second Tier Transfer Agreement or the Performance Guarantor under the Performance Guaranty.
The foregoing rights and remedies of the Administrative Agent upon an Event of Default are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.
(b)The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
(c)The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
SECTION 8.05. Responsibilities of the Borrower.
(a)Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.
(b)Scripps hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Scripps shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Scripps conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to Scripps its reasonable out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 3.01(a)).
SECTION 8.06. Servicing Fee.
(a)Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to the product of the Servicing Fee Rate multiplied by the daily average aggregate Outstanding Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 3.01(a).
(b)If the Servicer ceases to be Scripps or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount agreed between the Administrative Agent (with the consent of the Required Class B Lenders) and the successor Servicer in connection with the performance of its obligations as Servicer hereunder.
ARTICLE IX

EVENTS OF DEFAULT
SECTION 9.01. Events of Default. An “Event of Default” means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of applicable Law):
(a)any Borrower-Related Party shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for two (2) Business Days; provided that such grace period shall not apply to payments due on the Final Maturity Date;
(b)any Borrower-Related Party shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to be performed or observed by such Borrower-Related Party (other than any such failure which would constitute an Event of Default under any other paragraph, clause or sub-clause of this Section 9.01), and such failure, solely to the extent capable of cure, shall continue for fifteen (15) Business Days;
(c)any representation or warranty made or deemed made by any Borrower-Related Party (or any of its respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Borrower-Related Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and such breach, solely to the extent capable of cure shall remain uncured for ten (10) Business Days; provided, however, that any incorrect or untrue statement with respect to any Pool Receivable set forth in Section 6.01 is not true, such incorrect or untrue statement shall not result in an Event of Default if a Deemed Collection payment is timely and fully made in connection therewith in accordance with Section 3.01(d).
(d)the Borrower or the Servicer shall fail to deliver any Pool Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;
(e)Scripps shall resign, or shall take any material action in furtherance of resigning, from its role or obligations as Servicer hereunder;
(f)the Borrower or the Servicer shall breach Section 6.01(n), 6.02(r), 7.01(v) or 7.02(o);
(g)this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to a non-de minimis portion the Collateral, free and clear of any Adverse Claim;
(h)any of (i) a Relief Proceeding shall have been instituted against any Borrower-Related Party or Subsidiary of a Borrower-Related Party or a substantial part of the assets of any Borrower-Related Party or Subsidiary of a Borrower-Related Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Borrower-Related Party or Subsidiary of a Borrower-Related Party institutes, or takes any action in furtherance of, a Relief Proceeding, (iii) any Borrower-Related Party or Subsidiary of a Borrower-Related Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Borrower-Related Party or any Subsidiary of any Borrower-Related Party and is not released, vacated or fully bonded within sixty (60) days after its issue or levy;

(i)(A) the average of the Default Ratios for any three consecutive Fiscal Months shall exceed 4.5%, (B) the average of the Delinquency Ratios for any three consecutive Fiscal Months shall exceed 15.0%, (C) the average of the Dilution Ratios for any three consecutive Fiscal Months shall exceed 3.0%, or (D) the Days’ Sales Outstanding for any Fiscal Month shall exceed 100 days;
(j)a Change in Control shall occur;
(k)a Class A Borrowing Base Deficit or a Class B Borrowing Base Deficit shall occur and shall not have been cured within two (2) Business Days;
(l)(i) the Borrower or Intermediate SPE shall fail to pay any principal of or premium or interest on any of its Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness (whether or not such failure shall have been waived under the related agreement) or (ii) the Borrower or Intermediate SPE shall fail to observe or perform any other agreement or condition relating to any of its Indebtedness, or any other event shall occur, the effect of which failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;
(m)any of the Borrower-Related Parties (other than the Borrower or Intermediate SPE) or any of their respective Subsidiaries (other than the Borrower or Intermediate SPE), individually or in the aggregate, (i) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness having an outstanding aggregate principal amount of not less than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any Indebtedness having an outstanding aggregate principal amount of not less than the Threshold Amount, or any other event occurs, the effect of which default or other event described in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;
(n)any “Event of Default” shall occur under and as defined in the Scripps Credit Agreement;
(o)the Borrower or Intermediate SPE shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Manager) to have an Independent Manager who satisfies each requirement and qualification specified in Section 7.03(c) for Independent Managers on the Borrower’s or Intermediate SPE’s members or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Manager on the Borrower’s or Intermediate SPE’s members as required pursuant to Section 7.03(c);
(p)there shall have occurred any event which materially and adversely impairs, as determined by the Administrative Agent, the collectability of the Pool Receivables or any material portion thereof;
(q)either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code (or any similar state or local or foreign Tax lien) with regard to any assets of any Borrower-Related Party or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of any Borrower-Related Party, in each case, that could reasonably be expected to have a Material Adverse Effect;
(r)an ERISA Event occurs with respect to a Plan (including a Multiemployer Plan) which has resulted or could reasonably be expected to result in liability of Borrower or any member of the ERISA Group under Title IV of ERISA to the Plan (including a Multiemployer Plan) or the PBGC that could reasonably be expected to have a Material Adverse Effect, or Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability could reasonably be expected to have a Material Adverse Effect;
(s)[reserved];
(t)a Transfer Termination Event shall occur;
(u)the Borrower shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;
(v)any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any Borrower-Related Party (or any Affiliate thereof) shall so state in writing;
(w)Scripps shall fail to satisfy the Credit Agreement Financial Covenant;
(x)one or more judgments or decrees shall be entered against any Borrower-Related Party or any Subsidiary thereof involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days, and the aggregate amount of all such judgments equals or exceeds the Threshold Amount (or solely with respect to the Borrower, $18,600); or
(y)the assets of the Borrower are deemed to constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) or the Borrower is or becomes subject to any applicable law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code subjecting any Lender to any penalty under Section 406 of ERISA in connection with the transactions contemplated by this Agreement or any other Transaction Document.
SECTION 9.02. Consequences of an Event of Default.
(a)Generally. If any Event of Default occurs, the Administrative Agent may (or, at the direction of the Required Lenders or, in the case of clause (i) below if the Class B Remedies Conditions are satisfied, the Required Class A Lenders or the Required Class B Lenders, shall) by notice to the Borrower:
(i)declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred)
(ii)declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred); or
(iii)declare the Aggregate Principal and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Principal and all other Borrower Obligations shall be immediately due and payable);
provided that, automatically and immediately (without any requirement for the giving of notice) upon the occurrence of any Event of Default described in Section 9.01(h) with respect to the Borrower, the Termination Date shall occur and the Aggregate Principal and all other Borrower Obligations shall be immediately due and payable.
Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other applicable Law, which rights and remedies shall be cumulative.
(b)Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 3.03, after obtaining the prior written consent of the Administrative Agent, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate or participant to or for the credit or the account of the Borrower against any and all of the Borrower Obligations now or hereafter existing under this Agreement or any other Transaction Document to such Lender, Affiliate or participant, irrespective of whether or not such Lender, Affiliate or participant shall have made any demand under this Agreement or any other Transaction Document and although such Borrower Obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness, provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.06 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Borrower Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates and participants may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
(c)Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the authority to enforce rights and remedies hereunder and under the other Transaction Documents against the Borrower-Related Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Agreement for the benefit of all the Lenders and the other Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Transaction Documents, (ii) any Lender from exercising setoff rights in accordance with Section 9.02(b) (subject to the terms of Section 3.03), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower-Related Party under any Relief Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Transaction Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.02(c), and (B) in addition to the matters specified in clauses (ii) and (iii) of the preceding proviso and subject to Section 3.03), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
(d)Application of Proceeds. From and after the Termination Date and until the Final Payout Date, any and all proceeds received on account of the Borrower Obligations shall (subject to Sections 2.06) be applied by the Servicer in accordance with the following order of priority:
(i)first, (A) first, to the Administrative Agent, the amount of any Administrative Agent Transition Fees then due and owing and any accrued and unpaid expenses and indemnity payments due and payable and validly incurred in accordance with Section 11.01, Section 11.02 and Section 11.03 and (B) second, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to each Servicer);
(ii)second, to the Administrative Agent for distribution to each Class A Lender and the Administrative Agent for distribution to each Class A Lender and the Administrative Agent (ratably, based on the amount then due and owing) all accrued and unpaid Interest, Fees and indemnity payments under Section 4.02 due to such Class A Lender and the Administrative Agent for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Section 4.03 and 11.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and indemnity payments (including any additional amounts or indemnified amounts payable under Section 4.03 and 11.01 in respect of such payments) for any prior Interest Period to the extent such amount has not been distributed to such Class A Lender or the Administrative Agent;

(iii)third, to the Administrative Agent for distribution to the Class A Lenders (ratably by Percentages) for payment in full in cash of the outstanding Aggregate Class A Loan Amount at such time;
(iv)fourth to the Administrative Agent for distribution to each Class B Lender (ratably by Percentages) all accrued and unpaid Interest, Fees and indemnity payments under Section 4.02 due to such Class B Lender and the Class B Lender Representative for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Section 4.03 and 11.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees (including the Class B Exit Fee, if applicable) and indemnity payments (including any additional amounts or indemnified amounts payable under Section 4.03 and 11.01 in respect of such payments) for any prior Interest Period to the extent such amount has not been distributed to such Class B Lender or the Class B Lender Representative;
(v)fifth, to the Administrative Agent for distribution to the Class B Lenders (ratably by Percentages) for payment in full in cash of the outstanding Aggregate Class B Loan Amount at such time; and
(vi)sixth, the balance, if any, to be paid to the Borrower for its own account.
SECTION 9.03. Additional Provisions Related to Remedies.
(a)Upon the occurrence and during the continuance of any Event of Default, the Required Class A Lenders in their capacity as the Required Lenders shall have the exclusive right to direct the Administrative Agent in writing to take one or more Exercise of Remedies until the Class A Lenders are repaid in full (and thereafter the Required Class B Lenders in their capacity as the Required Lenders shall have such right to direct the Administrative Agent) and the Administrative Agent shall commence and diligently pursue in good faith any and all Exercise of Remedies as directed in writing by the Required Class A Lenders as the Required Lenders; provided, however, that, notwithstanding the foregoing, unless an Exigent Circumstance exists, the Administrative Agent’s obligation to commence and pursue an Exercise of Remedies as directed in writing by the Required Class A Lenders as the Required Lenders shall be suspended during the period (the “Class A Standstill Period”) beginning on the first date on which the Administrative Agent and Class B Lender Representative receives written instructions for an Exercise of Remedies from the Required Class A Lenders as the Required Lenders (such written instructions, the “Class A Remedies Instruction” and the date of the Administrative Agent’s receipt of such written instructions, the “Class A Remedies Instruction Date”) and ending on (x) if no Committed Buy-Out Notice is delivered to the Class A Lender Representative pursuant to this Agreement by close of business on the fifth (5th) Business Day after the Class A Remedies Instruction Date (or the last day of such other period that may be agreed to by the Administrative Agent and the Required Lenders) such fifth (5th) Business Day (or, if the Administrative Agent and the Required Lenders agreed to a different period, the last day of such different period), or (y) if at least one Committed Buy-Out Notice is delivered to the Class A Lender Representative pursuant to this Agreement by close of business on the fifth (5th) Business Day after the Class A Remedies Instruction Date (or the last day of such other period that may be agreed to by the Administrative Agent and the Required Lenders), the fifth (5th) Business Day after the date on which such first Committed Buy-Out Notice has been delivered to the Class A Lender Representative (or, if the Administrative Agent and the Required Lenders agreed to a different period, the last day of such different period); and, provided further that, notwithstanding anything to the contrary in this Section 9.03(a), if an Exigent Circumstance exists, as determined by either (x) the Administrative Agent, in consultation with the Required Lenders, or (y) in good faith by the Required Lenders, the Administrative Agent shall pursue such Exercise of Remedies as instructed in writing by the Required Lenders promptly without giving effect to the Class A Standstill Period. The Administrative Agent shall promptly deliver each Exercise of Remedies instruction from the Required Class A Lenders to each other Lender.
(b)Certain definitions, for purposes of Section 9.03:
(i)“Exercise of Remedies” means the exercise of any enforcement rights or remedies that are available to the Administrative Agent, any Lender, or other Person holding Borrower Obligations upon the occurrence of an Event of Default including, without limitation, any or all of the following:

(A)the acceleration of the Loans and the other Borrower Obligations;
(B)the taking of any action to foreclose on a Lien on, or any other right or remedy as a secured creditor to sell, assign, lease, license or otherwise dispose of, all or any portion of the Collateral, including the issuance to one or more Credit Parties of any notice in respect thereof required by applicable Law;
(C)the notification of Obligors to make payment to the Administrative Agent or any of its agents;
(D)the taking of any action to take possession of all or any portion of the Collateral;
(E)the commencement of any involuntary legal proceedings or actions with respect to all or any portion of the Collateral;
(F)any sale, assignment, lease, license or other disposition of all or any material portion of the Collateral by one or more Credit Parties with the consent of the Administrative Agent and the Required Lenders, which sale, assignment, lease, license or other disposition is conducted by or on behalf of such Credit Parties in connection with efforts to collect all or any portion of the Borrower Obligations through such sale, assignment, lease, license or other disposition;
(G)replacement of the Person then acting as Servicer;
provided that none of the following shall constitute an Exercise of Remedies: (1) actions taken solely for purpose of perfecting a security interest in Collateral; (2) the imposition of any increase in the Interest Rate or any Fees; (3) delivery to any Credit Party of any notice of default; (4) the filing of any proof of claim; (5) the sweeping of cash or exercise of exclusive control under blocked account arrangements; (6) the giving of any notice expressly contemplated by this Agreement; (7) the solicitation by the Required Lenders of bids from third parties to conduct the sale, assignment, lease, license or other disposition of all or any portion of the Collateral or the business of the Borrower or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting and selling Collateral or (8) any actions in preparation for any of the actions described in clauses (A) through (G) above or clauses (1) through (7) of this proviso.
(ii)“Exigent Circumstances” means (A) an Event of Default occurring under Section 9.01(a), (d), (g), (h), (j), (q), (r), (u), or (v), (B) an event or circumstance that materially and immediately threatens the value of all or a material portion of the Collateral or the ability of the Administrative Agent, any Lender or any other Person holding Borrower Obligations to realize upon all or a material portion of the Collateral such as, without limitation, fraud, fraudulent removal, concealment, abandonment, destruction (other than to the extent covered by insurance) or material waste, or the exercise by a creditor of a Credit Party of enforcement rights or remedies following default with respect to all or a material portion of the Collateral (other than a Person expressly permitted by the terms of this Agreement to exercise such rights or remedies),or (C) any other circumstance deemed to be an “Exigent Circumstance” in the discretion of the Administrative Agent (with the consent of the Required Lenders).
(c)This Section 9.03 may only be amended, waived or otherwise modified by the Administrative Agent, the Required Class A Lenders and the Required Class B Lenders (without the consent of any Borrower-Related Party).
SECTION 9.04. Purchase Options.
(a)Buy-Out Option.
(i)Each Class B Lender (for itself and its Affiliates and Related Funds (the “Class B Lender Affiliates”) and all other Lenders that are, directly or indirectly, successors to or assignees of the

Initial Class B Lenders or the Class B Lender Affiliates (together with the Class B Lender Affiliates, collectively, the “Class B Lender Transferees”; the Initial Class B Lenders, the Class B Lender Affiliates and the Class B Lender Transferees, each individually, a “Class B Lender” and collectively, the “Class B Lenders”)) and each Initial Class A Lender (for itself and for its Affiliates and Related Funds (the “Initial Class A Lender Affiliates”) and all other Lenders that are directly or indirectly, successors to or assignees of the Initial Class A Lenders or the Initial Class A Lender Affiliates (together with the Initial Class A Lender Affiliates, collectively, the “Initial Class A Lender Transferees”; the Initial Class A Lenders and the Initial Class A Lender Transferees, each individually, a “Class A Lender” and collectively, the “Class A Lenders”)) hereby agrees that:
(ii)at any time on or after the earliest of the date that any one or more of the following events (each, a “Triggering Event”) has occurred and is continuing:
(A)the maturity of the Borrower Obligations has been accelerated based on an Event of Default under the Transaction Documents;
(B)the occurrence of an Event of Default and such Event of Default shall be continuing for 10 consecutive Business Days;
(C)any principal, interest or fees owing to any Class B Lender shall not be paid in full when due and owing (after giving effect to any applicable grace period) or any other Borrower Obligations owing to any Class B Lender in excess of $100,000 shall not be paid in full when due and owing (after giving effect to any applicable grace period);
(D)an Exercise of Remedies by the Administrative Agent with respect to any Collateral or otherwise pursuant to the Transaction Documents;
(E)the Administrative Agent is required to commence an Exercise of Remedies pursuant to the direction of the Required Class A Lenders without the consent or direction of the Required Class B Lenders with respect to the Borrower, any other obligor party to a Transaction Document or any Collateral in accordance with this Agreement or any of the Transaction Documents;
(F)the Class A Lender shall not have granted its consent to an assignment of any Class B Loans to an Eligible Assignee for five (5) Business Days or more after written request therefor;
(G)if any action to be taken by the Lenders under any Transaction Document requires the consent, authorization, or agreement of the Required Class A Lenders, all Lenders or any Class A Lender affected thereby, (i) any Class A Lender fails to give its consent, authorization or agreement to such action and (ii) the Required Class B Lenders have given their consent, authorization or agreement to such action; provided, that so long as no Potential Default or Event of Default has occurred and is continuing, each Class B Lender hereby agrees that such Class B Lender shall not exercise any buy out right pursuant to this paragraph (ii) in connection with an amendment to this Agreement that would result in a reduction in the compensation payable in respect of the Class A Obligations (after giving effect to all fees and other compensation otherwise payable to the Class A Lenders in connection with such proposed amendment); or
(H)receipt by the Class B Lender Representative of a Class A Remedies Instruction pursuant to Section 9.03 of this Agreement;
then the Applicable Buy-Out Lender(s) shall have the right, but not the obligation, by giving a written notice (a “Committed Buy-Out Notice”) to the Class A Lender Representative, for the benefit of the Class A Lenders, to acquire on a date within 10 Business Days after the date of Class A Lender Representative’s receipt of such Committed Buy-Out Notice, from the Class A Lenders all (but not less than all) of the right, title, and interest of the Class A Lenders in and to the Class A Obligations, the

Class A Commitments, and the Transaction Documents (including without limitation, their interest in the Class A Commitments and the Class A Loans); provided that if Class B Lender Representative or its Affiliates and Related Funds is not the Applicable Buy-Out Lender and at such time more than one Class B Lender has given a Committed Buy-Out Notice to the Class A Lender Representative, each such Class B Lender shall have the right to acquire an amount equal to its Percentage (as of the date its Committed Buy-Out Notice is delivered) of the right, title, and interest of the Class A Lenders in and to the Class A Obligations, the Class A Commitments, and the Transaction Documents (including without limitation, their interest in the Class A Commitments and the Class A Loans); provided, further, that if any Class B Lender elects not to exercise its option to purchase the Class A Obligations, that Class B Lender’s pro rata share may be allocated to any other Class B Lender exercising its option under this Section 9.04(a).
(iii)Upon the receipt by Class A Lender Representative, for the benefit of the Class A Lenders, of a Committed Buy-Out Notice, the Applicable Buy-Out Lender(s) irrevocably shall be committed to acquire, within 15 Business Days following such receipt, from the Class A Lenders all (but not less than all) of the right, title, and interest of the Class A Lenders in and to the Class A Obligations, the Class A Commitments, and the Transaction Documents (including without limitation, their interest in the Class A Commitments and the Class A Loans) by paying to Class A Lender Representative, for the benefit of the Class A Lenders, in cash a purchase price (the “Purchase Price”) equal to the sum of:
(A)100% of the outstanding balance of the Class A Loans, including, without limitation, principal, interest accrued and unpaid thereon, and any unpaid Fees and any other fees, to the extent earned or due and payable to the Class A Lenders and their related Borrower Indemnified Parties and Servicer Indemnified Parties in accordance with the Transaction Documents; plus
(B)all expenses to the extent owing to the Class A Lenders (including any Class A Lender in its capacity as sub-agent to the Administrative Agent) and their related Borrower Indemnified Parties and Servicer Indemnified Parties in accordance with the Transaction Documents (including, to the extent the Class A Lenders are entitled to be reimbursed pursuant to the Transaction Documents, the reimbursement of reasonable attorney’s fees, financial examination expenses, and appraisal fees) and all other Borrower Obligations in respect of the Class A Loans and Class A Commitments;
whereupon the Class A Lenders shall assign to the Applicable Buy-Out Lender(s), without any representation, recourse, or warranty whatsoever shall warrant to the Applicable Buy-Out Lender(s) that (1) the amount quoted by such Class A Lender as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (2) it owns, or has the right to transfer to the Applicable Buy-Out Lender(s), the rights being transferred, and (3) the assets being transferred will be free and clear of Liens and adverse claims), their right, title, and interest with respect to the Class A Obligations, the Class A Commitments, and the Transaction Documents) pursuant to an Assignment and Acceptance Agreement.
(iv)The Class A Lenders shall retain all indemnification rights under the Transaction Documents for actions or other matters arising on or prior to the date of such purchase and any obligations arising from such rights shall at all times retain the priority of repayment therefor set forth in this Agreement.
(b)Insolvency Proceeding. The parties acknowledge that the Borrower is expected to comply with various special purpose entity and bankruptcy remoteness requirements under the Transaction Documents, and as such, the Borrower is not anticipated to become a debtor at any time under the Bankruptcy Code or any similar Debtor Relief Law. Subject to the foregoing:
(i)This Agreement shall be applicable both before and after the institution of any Relief Proceeding involving Borrower, including without limitation, the filing of any petition by or against Borrower under the Bankruptcy Code or any other Debtor Relief Law, and all converted or succeeding cases in respect thereof, and all references herein to Borrower shall be deemed to apply to the trustee for Borrower and Borrower as debtor-in-possession. The relative rights of the Lenders in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the institution of any

Relief Proceeding involving Borrower, including the filing of any petition by or against Borrower under the Bankruptcy Code or any other Debtor Relief Law, and all converted or succeeding cases in respect thereof, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, Borrower as debtor-in-possession.
(ii)If Borrower shall become subject to a case under the Bankruptcy Code or any other Debtor Relief Law, each Class B Lender agrees that it will not provide to Borrower as debtor-in-possession or a trustee on behalf of Borrower any financing under Section 364 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law (“DIP Financing”) to the extent that or any Class B Lender would, in connection with such DIP Financing, be granted a Lien on the Collateral or superpriority claim or other claim against Borrower that had priority over any Lien of the Administrative Agent in and to such Collateral securing, or the claim of the Administrative Agent for repayment of, the Borrower Obligations (or any portion thereof), so long as the Class A Obligations are outstanding. If Borrower shall become subject to a case under the Bankruptcy Code, or any other Debtor Relief Law, each Class A Lender agrees that it will not provide to Borrower as debtor-in-possession or a trustee on behalf of Borrower any DIP Financing to the extent that or any Class A Lender would, in connection with such DIP Financing, be granted a Lien on the Collateral or superpriority claim or other claim against Borrower that was pari passu with or had priority over any Lien of the Administrative Agent in and to such Collateral securing, or the claim of the Administrative Agent for repayment of, the Borrower Obligations (or any portion thereof), so long as the Class B Obligations are outstanding. No Class A Lender may, directly or indirectly, provide, offer to provide, or participate in (by participation, guarantee or similar credit enhancement) any DIP Financing in respect of the Borrower as a debtor-in-possession or a trustee on behalf of Borrower unless the Class B Lenders have declined to provide a DIP Financing after being given a reasonable opportunity to do so.
(iii)Each Class A Lender agrees that it shall support and vote in favor of any plan of reorganization or other transaction proposed by the Required Class B Lenders which would result in the Class A Obligations being paid in full.
(iv)The provisions of this Section 9.04(b) are applicable only to a case under the Bankruptcy Code or any other Debtor Relief Law in which the Borrower is the debtor or debtor in possession. Nothing set forth herein shall limit the rights of the parties hereto in any case under the Bankruptcy Code or any other Debtor Relief Law in which a Borrower-Related Party or any Affiliate thereof (other than the Borrower) is the debtor or debtor in possession.
ARTICLE X

THE ADMINISTRATIVE AGENT
SECTION 10.01. Appointment and Authority. Each Credit Party hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Credit Parties, and the Borrower-Related Parties shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 10.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower-Related Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 10.03. Exculpatory Provisions.
(a)The Administrative Agent shall not have any duties or obligations except those expressly specified herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders, the Required Class A Lenders, or the Required Class B Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly specified herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower-Related Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders, the Required Class A Lenders or the Required Class B Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.01, 8.04 and 9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent in writing by any Borrower-Related Party or a Lender.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions specified herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition precedent to a Loan, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 10.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Credit Party, the Administrative Agent may presume that such condition is satisfactory to such Credit Party unless the Administrative Agent shall have received notice to the contrary from such Credit Party prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the

Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 10.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the financing facility contemplated hereby as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 10.06. Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Class A Lenders and the Required Class B Lenders shall have the right, in consultation with the Borrower (so long as no Potential Default or Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Class A Lenders and the Required Class B Lenders and shall have accepted such appointment within (x) if an Event of Default is occurring and PNC is a Class A Lender at such time, within 60 days after the Class A Exposure has been reduced to zero or (y) in all other cases, within 60 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. At any time that (i) PNC is acting as the Administrative Agent and (ii) the Class A Exposure has been reduced to zero, then (x) PNC, as Administrative Agent, shall be entitled to receive the Administrative Agent Transition Fee and (y) the Required Class B Lenders shall have the right to appoint the successor Administrative Agent.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Class A Lenders and the Required Class B Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Class A Lenders and the Required Class B Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Transaction Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time, if any, as the Required Class A Lenders and the Required Class B Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article X and Article XI shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
SECTION 10.07. Non-Reliance on Administrative Agent and Other Lenders. Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Transaction Documents set forth the terms of a commercial lending facility and certain other facilities as set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding commercial loans or providing such other facilities.
SECTION 10.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Transaction Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
SECTION 10.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower-Related Party, the Administrative Agent (irrespective of whether any Principal or other Borrower Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any Loan and all other Borrower Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Credit Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Credit Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Credit Parties and the Administrative Agent) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Credit Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Credit Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.
SECTION 10.10. Collateral and Guaranty Matters.
(a)Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and with the consent of the Required Class A Lenders and Required Class B Lenders to release any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Transaction Document (x)

upon the Final Payout Date, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Transaction Documents, or (z) subject to Section 12.01, if approved, authorized or ratified in writing by the Required Class A Lenders and Required Class B Lenders.
Upon request by the Administrative Agent at any time, the Required Class A Lenders and Required Class B Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Collateral or other property pursuant to this Section.
(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Borrower-Related Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
SECTION 10.11. No Reliance on Administrative Agent’s Customer Identification Program. Each Credit Party acknowledges and agrees that neither such Credit Party, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Credit Party’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 1020.220 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, any Anti-Corruption Law or any Sanctions, including any programs involving any of the following items relating to or in connection with any of the Borrower-Related Parties, their Affiliates or their agents, the Transaction Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other applicable Laws.
SECTION 10.12. Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Structuring Agent and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower-Related Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k), as applicable, of Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Structuring Agent and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower-Related Party, that none of the Administrative Agent or the Structuring Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).
SECTION 10.13. Erroneous Payments.
(a)If the Administrative Agent notifies a Credit Party or other Secured Party, or any Person who has received funds on behalf of a Credit Party or other Secured Party (any Credit Party, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Credit Party, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Credit Party or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Credit Party or other Secured Party, or any Person who has received funds on behalf of a Credit Party or other Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Credit Party or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Credit Party or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.12(b).
(c)Each Credit Party or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Credit Party or other Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Credit Party or other Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Borrower Obligations or any other obligations owed by any Borrower-Related Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower-Related Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XI

EXPENSES; INDEMNITY; DAMAGE WAIVER
SECTION 11.01. Costs and Expenses. The Borrower shall pay (i) all out-of-pocket expenses incurred by each of the Administrative Agent, the Class B Lenders or Class B Lender Representative and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Class B Lenders and the Class B Lender Representative), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent or Class B Lender Representative, as applicable, in connection with the syndication of the financing facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Credit Party (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Credit Party or Class B Lender Representative), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, the Class B Lender Representative or any Credit Party, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Transaction Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of any Loan, and (iii) all reasonable out-of-pocket expenses of the Administrative Agent’s or Class B Lender Representative’s, as applicable, respective regular employees and agents engaged periodically to perform audits of the Borrower-Related Parties’ books, records and business properties.
SECTION 11.02. Indemnification by the Borrower. Without limiting any other rights that the Administrative Agent, the Credit Parties, the Class B Lender Representative, the other Secured Parties and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Loans or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (a) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted solely from the gross negligence, bad faith or willful misconduct by the Borrower Indemnified Party seeking indemnification and (b) Taxes (other than (x) Taxes enumerated in clause (xv) below and (y) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 3.01(a)), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (a) and (b) above):
(i)any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance or the Class B Adjusted Pool Balance but which is not an Eligible Receivable at such time;
(ii)any representation, warranty or statement made or deemed made by the Borrower (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Pool Report or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(iii)the failure by the Borrower to comply with any applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;
(iv)the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;

(v)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Loan or at any subsequent time;
(vi)any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, (x) a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or (y) any dispute between an Advertiser Obligor and the related Agency Obligor as to which Person or Persons are obligated to make payment on a Receivable (whether before or after an Advertiser Obligor remits payment to an Agency Obligor)), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;
(vii)any failure of the Borrower to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(viii)any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;
(ix)the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;
(x)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Loans or in respect of any Pool Receivable or other Collateral or any related Contract;
(xi)any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;
(xii)any setoff with respect to any Pool Receivable;
(xiii)any funds that are remitted by or on behalf of any Advertiser Obligor to an Agency Obligor with respect to any Sequential Receivable that are not subsequently remitted by or on behalf of such Agency Obligor to any Originator, any Borrower, the Servicer or any other Person on their behalf within one hundred twenty (120) days of such receipt;
(xiv)any claim brought by any Person other than a Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;
(xv)the failure by the Borrower to pay when due any Taxes, including sales, excise or personal property taxes;
(xvi)any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;
(xvii)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xviii)any action taken by the Administrative Agent as attorney-in-fact for any Borrower-Related Party pursuant to this Agreement or any other Transaction Document;
(xix)the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(xx)the maintenance of any Linked Account with respect to any Collection Account or the debiting against any Collection Account of amounts as a result of any “Settlement Item” (as defined in the related Account Control Agreement) that originated in any Linked Account or any other account other than a Collection Account;
(xxi)the use of proceeds of any Loan; or
(xxii)any reduction in Principal as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.
SECTION 11.03. Indemnification by the Servicer. The Servicer hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the Class B Lender Representative, the other Secured Parties and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Servicer Indemnified Party seeking indemnification, (ii) Taxes (other than (x) Taxes enumerated in clause (viii) below and (y) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and (iii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):
(i)any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Pool Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(ii)the failure by the Servicer to comply with any applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;
(iii)any funds that are remitted by or on behalf of any Advertiser Obligor to an Agency Obligor with respect to any Sequential Receivable that are not subsequently remitted by or on behalf of such Agency Obligor to any Originator, any Borrower, the Servicer or any other Person on their behalf within one hundred twenty (120) days of such receipt;
(iv)the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;
(v)any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;

(vi)the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(vii)the maintenance of any Linked Account with respect to any Collection Account or the debiting against any Collection Account of amounts as a result of any “Settlement Item” (as defined in the related Account Control Agreement) that originated in any Linked Account or any other account other than a Collection Account;
(viii)any liability of the Servicer under Section 4.03 of this Agreement; or
(ix)any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document.
SECTION 11.04. Reimbursement by Lenders. To the extent that the Borrower or the Servicer for any reason fails to indefeasibly pay any amount required under Section 11.01, 11.02 or 11.03 (as the case may be) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any of their respective Related Parties, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the Lenders’ respective Commitments at such time, or if all Commitments have been terminated, based on the Lenders’ respective Principal at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender).
SECTION 11.05. Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each of the Borrower and the Servicer agrees not to assert, and hereby waives, any claim against any Secured Party, any Class A Lender Representative or Class B Lender Representative, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Secured Party, Class A Lender Representative or Class B Lender Representative shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Secured Party.
SECTION 11.06. Payments. All amounts due under this Article XI shall be payable not later than (i) in the case of such amounts due from the Borrower, the first Settlement Date that occurs ten (10) or more days after demand therefor, or (ii) in any other case, ten (10) days after demand therefor.
SECTION 11.07. Survival. This Article XI and the parties’ respective rights and obligations hereunder shall survive any termination of this Agreement.
ARTICLE XII

MISCELLANEOUS
SECTION 12.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent, the Required Class A Lenders and Required Class B Lenders (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by each Class A Lender and the Required Class B Lenders, change (directly or indirectly) the definition of Class A Final Maturity Date; (C) no amendment, waiver or consent shall, unless in writing and signed by each Class B Lender and the Required Class A Lenders, change (directly or indirectly) the definition of Class B Final Maturity Date and (D) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Lender:

(i)change (directly or indirectly) the definitions of, Administrative Agent Transition Fee, Class A Borrowing Base Deficit, Class B Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Final Maturity Date, Net Receivables Pool Balance, the Class B Adjusted Pool Balance or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Class A Borrowing Base (or the definitions related thereto) or Class B Borrowing Base (or the definitions related thereto);
(ii)reduce the amount of Principal, Interest or Fees that are payable on account of any Loan or with respect to any other Loan or delay any scheduled date for payment thereof;
(iii)change (directly or indirectly) any Event of Default (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement or any other Transaction Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Transaction Document or any waiver of an Event of Default, shall not be deemed to be a change (directly or indirectly) of any Event of Default for purposes of this Section 12.01(c));
(iv)release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;
(v)release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;
(vi)change any of the provisions of Section 3.02(a), Section 7.01, Section 7.02, Section 7.03 or Section 8.01;
(vii)change any of the provisions of this Section 12.01 or the definition of “Required Lenders”, “Required Class A Lenders” or “Required Class B Lenders”; or
(viii)change the order of priority in which Collections are applied pursuant to Section 3.01(a) or Section 9.02(d).
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Lender’s Commitment hereunder without the consent of such Lender, (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any Lender or delay the dates on which any such Fees are payable, in either case, without the consent of such Lender, and (C) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
In addition, notwithstanding the foregoing, (a) with the consent of the Borrower, the Administrative Agent may amend, modify or supplement this Agreement without the consent of any Lender, the Required Class A Lenders or the Required Class B Lenders in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in this Agreement (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Class A Lenders taken as a whole or the Class B Lenders taken as a whole), and (b) without the consent of any Lender or the Borrower, within a reasonable time after (x) the effective date of any increase or addition to, extension of or decrease from, the Facility Limit, or (y) any assignment by any Lender of some or all of its Commitment, the Administrative Agent shall, and is hereby authorized to, revise Schedule I to reflect such change, whereupon such revised Schedule I shall replace the old Schedule I and become part of this Agreement. Notice of any such amendments under this paragraph shall be promptly provided to the Class A Lender Representative and the Class B Lender Representative.
SECTION 12.02. No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any other Credit Party in exercising any right, power, remedy or privilege under this Agreement or any other Transaction Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the other Credit Parties specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Credit Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Transaction Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any other Credit Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.
SECTION 12.03. Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the relevant party as specified on Schedule III hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).
(b)Electronic Communications. Notices and other communications to the Credit Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)Platform.
(i)Each of the Borrower and the Servicer agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Credit Parties by posting the Communications on the Platform.
(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower-Related Party, any Credit Party or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower-Related Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower-Related Party pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent or any other Credit Party by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 12.04. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 12.05. Duration; Survival. All representations and warranties of the Borrower-Related Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder, and shall continue in full force and effect until the Final Payout Date. All covenants and agreements of the Borrower-Related Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, or that are otherwise specified as surviving termination of this Agreement, in each case, shall survive the Final Payout Date and any termination of this Agreement. All other covenants and agreements of the Borrower-Related Parties shall continue in full force and effect from and after the Closing Date and until the Final Payout Date
SECTION 12.06. Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Borrower-Related Party may assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(2) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in clause (i)(1) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of such Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(2) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,000. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower-Related Party or any Borrower-Related Party’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (C) in respect of any Class B Loans that would result, after giving effect to such assignment, in the representation in Section 2.02(g) to no longer be true.
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower, the Administrative Agent and the Class B Lender Representative, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii)Effectiveness; Release. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) below, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.04, Section 4.01, and Article 11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Pittsburgh, Pennsylvania a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for any indemnity under Article XI with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to any matter specified in clause (i) through (vii) of Section 12.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.04, 4.01, 4.02 and 4.03 (subject to the requirements and limitations therein, including the requirements under Section 4.03(g) (it being understood that the documentation required under Section 4.03(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.04 as if it were an assignee under to paragraph (b) of this Section 12.06; and (B) shall not be entitled to receive any greater payment under Sections 4.01 or 4.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.04 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.02(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 3.03 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5 of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
(g)Arrangers/Bookrunners. Notwithstanding anything to the contrary contained in this Agreement, the name of any arranger and/or bookrunner listed on the cover page of this Agreement may be changed by the Administrative Agent to the name of any Lender or Lender’s broker-dealer Affiliate, upon written request to the Administrative Agent by any such arranger and/or bookrunner and the applicable Lender or Lender’s broker-deal Affiliate.
SECTION 12.07. No Proceedings. Each of the Servicer, the Lenders and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower or Intermediate SPE any Relief Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action with the consent of the Required Class A Lenders and the Required Class B Lenders following the occurrence of an Event of Default. The provisions of this Section shall survive any termination of this Agreement.
SECTION 12.08. Confidentiality.
(a)General. Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (vii) to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the transactions contemplated hereby; (viii) with the consent of the Borrower; or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this clause (a), or (B) becomes available to the Administrative Agent, any other Credit Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the

Administrative Agent and the other Credit Parties may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Credit Parties in connection with the administration of this Agreement, the other Transaction Documents and the Commitments.
For purposes of this Section, “Information” means all information received from the Borrower-Related Parties or any of their Subsidiaries in connection with the transactions contemplated by the Transaction Documents relating to the Borrower-Related Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Credit Party on a nonconfidential basis prior to disclosure by the Borrower-Related Parties or any of their Subsidiaries; provided that, in the case of information received from the Borrower-Related Parties or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)Sharing Information With Affiliates of the Lenders. Each of the Borrower and the Servicer acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Borrower-Related Parties hereby authorizes each Lender to share any information delivered to such Lender by such Borrower-Related Party and its Subsidiaries pursuant to this Agreement with any such Subsidiary or Affiliate of the Lender subject to the provisions of Section 12.08(a).
(c)By Borrower and Servicer. Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party); provided, however, that it may disclose such information (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties; (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) with the consent of the Administrative Agent, the Class A Lender Representative, the Class B Lender Representative and each Lender; or (vi) to the extent such information becomes publicly available other than as a result of a breach of this clause (c).
SECTION 12.09. Counterparts; Integration; Effectiveness; Electronic Execution.
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. Except as provided in Article V, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 12.10. CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)Governing Law. This Agreement and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
The Borrower, the Servicer and each other Borrower-Related Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Agreement or in any other Transaction Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Borrower, the Servicer or any other Borrower-Related Party or its properties in the courts of any jurisdiction.
(b)Waiver of Venue. The Borrower, the Servicer and each other Borrower-Related Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.03. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
(d)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 12.11. Intent of the Parties. The Borrower has structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicer, the Administrative Agent and the other Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Loan, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
SECTION 12.12. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 12.13. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion powers of the applicable Resolution Authority.
SECTION 12.14. USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower-Related Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower-Related Parties, which information includes the name and address of Borrower-Related Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrower-Related Parties in accordance with the USA PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
SECTION 12.15. Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC

and the Transaction Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE XIII

LENDER REPRESENTATIVE
SECTION 13.01. Class A Lender Representative.
(a)Appointment and Authorization of Class A Lender Representative. Each Class A Lender hereby designates and appoints PNC as its agent under this Agreement (such agent in such capacity, the “Class A Lender Representative”) and each Class A Lender hereby irrevocably authorizes Class A Lender Representative to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to Class A Lender Representative by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Class A Lender Representative agrees to act as agent for and on behalf of the Class A Lenders on the conditions contained in this Section 13.01. Any provision to the contrary contained elsewhere in this Agreement notwithstanding, Class A Lender Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Class A Lender Representative have or be deemed to have any fiduciary relationship with any Class A Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Class A Lender Representative. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to Class A Lender Representative is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Class A Lender Representative shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Class A Lender Representative expressly is entitled to take or assert under or pursuant to this Agreement.
(b)Delegation of Duties. The Class A Lender Representative may execute any of its duties under this Agreement by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Class A Lender Representative shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
(c)Liability of Class A Lender Representative. None of the Class A Lender Representative, its Affiliates, officers, directors, employees, attorneys, and agents (collectively, the “Class A Lender Representative-Related Persons”) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Class A Lenders for any recital, statement, representation or warranty made in any certificate, report, statement or other document referred to or provided for in, or received by Class A Lender Representative under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement. No Class A Lender Representative-Related Person shall be under any obligation to any Class A Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Agreement.
(d)Reliance by Class A Lender Representative. The Class A Lender Representative shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Class A Lender), independent accountants and other experts selected by the Class A Lender Representative. The Class A Lender Representative shall be fully justified in failing or refusing to take any action under this Agreement unless the Class A Lender Representative shall first receive such advice or concurrence of the Class A Lenders as it deems appropriate and until such instructions are received, the Class A Lender Representative shall act, or refrain from acting, as it deems advisable. If the Class A Lender Representative so requests, it shall first be indemnified to its reasonable satisfaction by the Class A Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Class A Lender Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the requisite Class A Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Class A Lenders.
(e)Credit Decision. Each Class A Lender acknowledges that none of the Class A Lender Representative-Related Persons has made any representation or warranty to it, and that no act by the Class A Lender Representative hereinafter taken, including any review of the affairs of Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Class A Lender Representative-Related Person to any Class A Lender. Each Class A Lender represents to the Class A Lender Representative that it has, independently and without reliance upon any Class A Lender Representative-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Transaction Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement. Each Class A Lender also represents that it will, independently and without reliance upon any Class A Lender Representative-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Transaction Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Class A Lenders by Class A Lender Representative, Class A Lender Representative shall not have any duty or responsibility to provide any Class A Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Transaction Document that may come into the possession of any of the Class A Lender Representative-Related Persons. Each Class A Lender acknowledges that Class A Lender Representative does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Class A Lender with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Class A Lender Representative’s or its Affiliates’ or representatives’ possession before or after the date on which such Class A Lender became a party to this Agreement.
(f)Costs and Expenses; Indemnification. Whether or not the transactions contemplated hereby are consummated, each of the Class A Lenders, on a ratable basis, shall indemnify and defend the Class A Lender Representative-Related Persons from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (i) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement or the transactions contemplated hereby, and (ii) with respect to any investigation, litigation, or proceeding related to this Agreement or the use of the proceeds of the credit provided hereunder (irrespective of whether any Class A Lender Representative-Related Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the “Class A Lender Indemnified Liabilities”); provided, however, that no Class A Lender shall be liable for the payment to any Class A Lender Representative-Related Person of any portion of such Class A Lender Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Class A Lender shall reimburse Class A Lender Representative upon demand for such Class A Lender's ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Class A Lender Representative in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement. The undertaking in this Section 13.01(f) shall survive the payment of all Borrower Obligations under this Agreement and the resignation or replacement of Class A Lender Representative.
(g)Successor Class A Lender Representative. Class A Lender Representative may resign as Class A Lender Representative upon 30 days prior written notice to the Class A Lenders (unless such notice is waived by the Required Class A Lenders). If Class A Lender Representative resigns under this Agreement, the Required Class A Lenders shall be entitled to appoint a successor Class A Lender Representative for the Class A Lenders. If no successor Class A Lender Representative is appointed prior to the effective date of the resignation of Class A Lender Representative, Class A Lender Representative may appoint, after consulting with the Class A Lenders, a successor Class A Lender Representative. If Class A Lender Representative has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Class A Lenders may agree in writing to remove and replace Class A Lender Representative with a successor Class A Lender Representative from among the Class A Lenders. In any such event, upon the acceptance of its appointment as successor Class A Lender Representative hereunder, such successor Class A Lender Representative shall succeed to all the rights, powers, and duties of the retiring Class A Lender Representative and the term “Class A Lender Representative” shall mean such successor Class A Lender Representative and the retiring Class A Lender Representative's appointment, powers, and duties as Class A Lender Representative shall be terminated. After any retiring Class A Lender Representative's resignation hereunder as Class A Lender Representative, the provisions of this Section 13.01(g) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Class A Lender Representative under this Agreement. If no successor Class A Lender Representative has accepted appointment as Class A Lender Representative by the date which is 30 days following a retiring Class A Lender Representative’s notice of resignation, the retiring Class A Lender Representative’s resignation shall nevertheless thereupon become effective and the Class A Lenders shall perform all of the duties of Class A Lender Representative hereunder until such time, if any, as the Class A Lenders appoint a successor Class A Lender Representative as provided for above.
(h)Class A Lender Representative in Individual Capacity. PNC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide hedge products, to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower-Related Party and its Affiliates and any other Person party to any Transaction Document as though PNC were not the Class A Lender Representative hereunder, and, in each case, without notice to or consent of the other Class A Lenders. The Class A Lenders acknowledge that, pursuant to such activities, PNC or its Affiliates may receive information regarding the Borrower-Related Parties or their Affiliates or any other Person party to any Transaction Documents that is subject to confidentiality obligations in favor of the Borrower-Related Parties or such other Person and that prohibit the disclosure of such information to the Class A Lenders, and the Class A Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations), Class A Lender Representative shall not be under any obligation to provide such information to them.
SECTION 13.02. Class B Lender Representative.
(a)Appointment and Authorization of Class B Lender Representative. Each Class B Lender hereby designates and appoints KKR as its agent under this Agreement (such agent in such capacity, the “Class B Lender Representative”) and each Class B Lender hereby irrevocably authorizes Class B Lender Representative to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to Class B Lender Representative by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Class B Lender Representative agrees to act as agent for and on behalf of the Class B Lenders on the conditions contained in this Section 13.02. Any provision to the contrary contained elsewhere in this Agreement notwithstanding, Class B Lender Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Class B Lender Representative have or be deemed to have any fiduciary relationship with any Class B Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Class B Lender Representative. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to Class B Lender Representative is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, Class B Lender Representative shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Class B Lender Representative expressly is entitled to take or assert under or pursuant to this Agreement.
(b)Delegation of Duties. Class B Lender Representative may execute any of its duties under this Agreement by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Class B Lender Representative shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
(c)Liability of Class B Lender Representative. None of the Class B Lender Representative, its Affiliates, officers, directors, employees, attorneys, and agents (collectively, the “Class B Lender Representative-Related Persons”) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Class B Lenders for any recital, statement, representation or warranty made in any certificate, report, statement or other document referred to or provided for in, or received by Class B Lender Representative under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement. No Class B Lender Representative-Related Person shall be under any obligation to any Class B Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Agreement.
(d)Reliance by Class B Lender Representative. Class B Lender Representative shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Class B Lender), independent accountants and other experts selected by Class B Lender Representative. Class B Lender Representative shall be fully justified in failing or refusing to take any action under this Agreement unless Class B Lender Representative shall first receive such advice or concurrence of the Class B Lenders as it deems appropriate and until such instructions are received, Class B Lender Representative shall act, or refrain from acting, as it deems advisable. If Class B Lender Representative so requests, it shall first be indemnified to its reasonable satisfaction by the Class B Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Class B Lender Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the requisite Class B Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Class B Lenders.
(e)Credit Decision. Each Class B Lender acknowledges that none of Class B Lender Representative-Related Persons has made any representation or warranty to it, and that no act by Class B Lender Representative hereinafter taken, including any review of the affairs of Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Class B Lender Representative-Related Person to any Class B Lender. Each Class B Lender represents to Class B Lender Representative that it has, independently and without reliance upon any Class B Lender Representative-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Transaction Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement. Each Class B Lender also represents that it will, independently and without reliance upon any Class B Lender Representative-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Transaction Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Class B Lenders by Class B Lender Representative, Class B Lender Representative shall not have any duty or responsibility to provide any Class B Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Transaction Document that may come into the possession of any of the Class B Lender Representative-Related Persons. Each Class B Lender acknowledges that Class B Lender Representative does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Class B Lender with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Class B Lender Representative’s or its Affiliates’ or representatives’ possession before or after the date on which such Class B Lender became a party to this Agreement.
(f)Costs and Expenses; Indemnification. Whether or not the transactions contemplated hereby are consummated, each of the Class B Lenders, on a ratable basis, shall indemnify and defend the Class B Lender Representative-Related Persons from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (i) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement or the transactions contemplated hereby, and (ii) with respect to any investigation, litigation, or proceeding related to this Agreement or the use of the proceeds of the credit provided hereunder (irrespective of whether any Class B Lender Representative-Related Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the “Class B Lender Indemnified Liabilities”); provided, however, that no Class B Lender shall be liable for the payment to any Class B Lender Representative-Related Person of any portion of such Class B Lender Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Class B Lender shall reimburse Class B Lender Representative upon demand for such Class B Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Class B Lender Representative in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement. The undertaking in this Section 13.02(f) shall survive the payment of all Borrower Obligations under this Agreement and the resignation or replacement of Class B Lender Representative.
(g)Successor Class B Lender Representative. Class B Lender Representative may resign as Class B Lender Representative upon 30 days prior written notice to the Class B Lenders (unless such notice is waived by the Required Class B Lenders). If Class B Lender Representative resigns under this Agreement, the Required Class B Lenders shall be entitled to appoint a successor Class B Lender Representative for the Class B Lenders. If no successor Class B Lender Representative is appointed prior to the effective date of the resignation of Class B Lender Representative, Class B Lender Representative may appoint, after consulting with the Class B Lenders, a successor Class B Lender Representative. If Class B Lender Representative has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Class B Lenders may agree in writing to remove and replace Class B Lender Representative with a successor Class B Lender Representative from among the Class B Lenders. In any such event, upon the acceptance of its appointment as successor Class B Lender Representative hereunder, such successor Class B Lender Representative shall succeed to all the rights, powers, and duties of the retiring Class B Lender Representative and the term “Class B Lender Representative” shall mean such successor Class B Lender Representative and the retiring Class B Lender Representative's appointment, powers, and duties as Class B Lender Representative shall be terminated. After any retiring Class B Lender Representative's resignation hereunder as Class B Lender Representative, the provisions of this Section 13.02(g) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Class B Lender Representative under this Agreement. If no successor Class B Lender Representative has accepted appointment as Class B Lender Representative by the date which is 30 days following a retiring Class B Lender Representative’s notice of resignation, the retiring Class B Lender Representative’s resignation shall nevertheless thereupon become effective and the Class B Lenders shall perform all of the duties of Class B Lender Representative hereunder until such time, if any, as the Class B Lenders appoint a successor Class B Lender Representative as provided for above.

(h)Class B Lender Representative in Individual Capacity. KKR and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide hedge products, to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower-Related Party and its Affiliates and any other Person party to any Transaction Document as though KKR were not the Class B Lender Representative hereunder, and, in each case, without notice to or consent of the other Class B Lenders. The Class B Lenders acknowledge that, pursuant to such activities, KKR or its Affiliates may receive information regarding the Borrower-Related Parties or their Affiliates or any other Person party to any Transaction Documents that is subject to confidentiality obligations in favor of the Borrower-Related Parties or such other Person and that prohibit the disclosure of such information to the Class B Lenders, and the Class B Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations), Class B Lender Representative shall not be under any obligation to provide such information to them.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written

.	SCRIPPS SPV, LLC, as Borrower By: /s/ Jason Combs Name: Jason Combs Title: President

THE E.W. SCRIPPS COMPANY, as Servicer By: /s/ Jason Combs Name: Jason Combs Title: Chief Financial Officer

    S-1    Receivables Financing Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ Michael Ferragonio Name: Michael Ferragonio Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Class A Lender Representative and a Class A Lender By: /s/ Michael Ferragonio Name: Michael Ferragonio Title: Senior Vice President

PNC CAPITAL MARKETS LLC, as Structuring Agent, Joint Lead Arranger and Bookrunner By: /s/ Michael Ferragonio Name: Michael Ferragonio Title: Managing Director

    S-2    Receivables Financing Agreement

KKR CAPITAL MARKETS LLC, as Joint Lead Arranger and Bookrunner By: /s/ John Knox Name: John Knox Title: Authorized Signatory

KKR CREDIT ADVISORS (US) LLC, as Class B Lender Representative By: /s/ Giac Picco Name: Giac Picco Title: Authorized Signatory

FS KKR CAPITAL CORP, as a Class B Lender By: /s/ Giac Picco Name: Giac Picco Title: Authorized Signatory

KKR CREDIT OPPORTUNITIES PORTFOLIO, as a Class B Lender By: /s/ Giac Picco Name: Giac Picco Title: Authorized Signatory

KKR FS INCOME TRUST, as a Class B Lender By: /s/ Giac Picco Name: Giac Picco Title: Authorized Signatory

KKR FS INCOME TRUST SELECT, as a Class B Lender By: /s/ Giac Picco Name: Giac Picco Title: Authorized Signatory

KKR INSTITUTIONAL MIDDLE MARKET FUND L.P., as a Class B Lender By: /s/ Giac Picco Name: Giac Picco Title: Authorized Signatory
    S-3    Receivables Financing Agreement